ENERGY SERVICES AGREEMENT

Dated as of May 1, 2018

By and among

EDF ENERGY SERVICES, LLC

AND

EDF TRADING NORTH AMERICA, LLC,

SUMMER ENERGY, LLC

AND

SUMMER ENERGY NORTHEAST, LLC

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ENERGY SERVICES AGREEMENT

THIS ENERGY SERVICES AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of May 1, 2018, is entered into by and among EDF Energy Services, LLC (“Originator”), EDF Trading North America, LLC (“EDFT NA”), Summer Energy, LLC (“Summer”), Summer Energy Northeast, LLC (“Summer Northeast” and, together with Summer, “ESCO”) (collectively, the “Parties” and each, a “Party”).

WHEREAS, Originator is providing credit support and other services described herein for the benefit of ESCO that is contracting with EDFT NA to enter into Power Transactions, Gas Transactions, Capacity Transactions, REC Transactions and other Related Services and financially-settled transactions as more specifically described in this Agreement;

WHEREAS, in consideration for Originator providing credit support and other services for the benefit of the ESCO that is contracting with EDFT NA to enter into certain transactions as more specifically described in this Agreement, and in consideration for certain other accommodations that Originator may from time to time make available to ESCO pursuant to the terms of this Agreement, ESCO has agreed to enter into this Agreement and to pledge certain collateral in favor of Originator as more specifically provided herein; and

WHEREAS, in light of the foregoing, the Parties wish to set forth more specific understandings relative to such arrangements as specified in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

Section 1.INTERPRETATION

1.1Definitions.  Capitalized terms used but not defined herein shall have the meanings set forth in the “Defined Terms Annex” which is incorporated by reference herein.

1.2Interpretation.  In the event of any conflict between the terms and conditions of this Agreement, any other schedule, annex or exhibit to this Agreement, the terms of this Agreement shall control and govern.

1.3References.  Unless otherwise specified in this Agreement, references in this Agreement to sections, exhibits and schedules are to sections, exhibits and schedules of this Agreement.

1.4Interest Rate Limitation.  The Parties intend to strictly comply with all applicable federal and State of New York laws, including applicable usury laws.  Accordingly, the provisions of this Section 1.4 shall govern and control over every other provision of this Agreement or any of the Transaction Documents which conflict or are inconsistent with this Section 1.4, even if such provision declares that it controls.  As used in this Section, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which

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constitute interest under applicable Law, provided that, to the maximum extent permitted by applicable Law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, using the actuarial method, during the entire Term.  In no event shall ESCO or any other Person be obligated to pay, or either of Originator or EDFT NA have any right or privilege to reserve, receive or retain, any interest in excess of the Maximum Lawful Rate.  The daily interest rates to be used in calculating interest at the Maximum Lawful Rate shall be determined by dividing the applicable Maximum Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made.  None of the terms and provisions contained in any Transaction Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 1.4, or be construed to create a contract to pay for the use, forbearance or detention of money at any interest rate in excess of the Maximum Lawful Rate.  If the Term is shortened by reason of acceleration or maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Originator at any time, including, but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Maximum Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Originator, it shall be credited pro tanto against the then-outstanding principal balance of ESCO’s obligations to Originator, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such obligations have been fully satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

1.5Approvals Not Unreasonably Withheld.  Unless explicitly stated otherwise, any approval or consent that ESCO is required to obtain from EDFT NA or Originator under this Agreement shall not be unreasonably withheld, conditioned or delayed.

Section 2.TERM

2.1Term.  The term of this Agreement shall commence on the Effective Date and continue until the Scheduled Maturity Date unless earlier terminated as provided herein (the “Initial Term”); provided, that expiration or termination of this Agreement shall not affect or excuse the performance by a Party of obligations that by their nature survive such expiration or termination; provided further, that this Agreement shall continue in effect to support any Transaction under the ISDA Agreement, and all other obligations under this Agreement, in each case, entered into prior to the end of the Term, until the Parties have fulfilled all obligations with respect to all such Transactions under the ISDA Agreement and all obligations and Transactions under this Agreement in a manner consistent with Section 2.4.  The Term shall be automatically renewed for successive one (1) year periods following the expiration of the Scheduled Maturity Date (each, a “Renewal Term”, and all Renewal Terms collectively with the Initial Term, the “Term”) unless either Party provides written notice to the other Party of the Party’s intention not to renew the Term, which notice must be provided not less than one hundred eighty (180) days prior to the Scheduled Maturity Date or last day of the current Renewal Term, as applicable.

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2.2Termination for Convenience.  Notwithstanding anything to the contrary contained in Section 2.1 or otherwise in this Agreement (but subject to Sections 2.3 and 2.4), ESCO shall have the right to terminate this Agreement at any time by providing Originator with no less than thirty (30) days’ prior written notice of the effective date of such termination.

2.3Early Termination Fee.  On the effective date of a termination pursuant to Section 2.2 that occurs prior to the Scheduled Maturity Date, ESCO shall pay to Originator the sum of (i) all amounts that would have otherwise been owed to Originator on the Scheduled Maturity Date and (ii) the Early Termination Fee; provided, however, that if the Early Termination Fee becomes payable as a result of a Change of Control, then ESCO shall only pay 50% of the applicable Early Termination Fee.  ESCO acknowledges and agrees that the Early Termination Fee shall be in addition to any amounts owed to EDFT NA under the ISDA Agreement (including any amounts due as a result of the early termination of the ISDA Agreement, which for determination of an early termination calculation shall include all applicable Commodity Fees).  For the avoidance of doubt, the Early Termination Fee shall not be applied as an additional fee if ESCO or ESCO’s assets are liquidated or if ESCO becomes insolvent or files for bankruptcy protection.

2.4Unwind Process.  On the first day of the Unwind Period, all amounts outstanding with respect to the Deferred Supply Amount shall become immediately due and payable by ESCO.  In no event, however, will ESCO be charged or required to pay a Commodity Fee for future volumes by Originator following the Scheduled Maturity Date. In the event any credit support provided under Section 3.4 has not been returned to Originator on or before the first day of the Unwind Period, ESCO shall deliver to Originator, on or before the first day of the Unwind Period, cash or letters of credit approved by Originator in an amount equal to 102% of the aggregate outstanding amount of the unreturned credit support, which cash or letters of credit will be held by Originator as collateral for the obligations owed by ESCO with respect to such unreturned credit support and returned to ESCO from time to time promptly upon ESCO’s request upon the expiration or cancellation, or Originator’s receipt, of portions of such outstanding credit support in the amount of 102% of the associated reduction in the outstanding credit support resulting from such expirations, cancellations or returns.  All other amounts shall become due and payable in accordance with the terms of the Transaction Documents.

During the Unwind Period, ESCO may elect to take one or more of the following actions:

(a)Roll-off; Cash Posting.  ESCO may maintain one or more outstanding Transactions under the terms of the Transaction Documents.  ESCO may elect to post cash or Letters of Credit (as defined in the ISDA Agreement) under the Credit Support Annex for outstanding Transactions so maintained in accordance with the terms of the Credit Support Annex for the purposes of Section 2.5 (the “Unwind Cash Posting Election”).

(b)Novation.  Subject to Section 2.4(c), ESCO may elect to assign or novate to one or more counterparties selected by ESCO and approved by EDFT NA one or more outstanding Transactions by entering into written assignment or novation agreements under which such counterparties assume or replace by novation the obligations of ESCO under the outstanding Transactions being assigned or novated.  If one counterparty takes assignment or

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novation of all outstanding Transactions and becomes the principle supplier or lender to ESCO, at the request of ESCO Originator shall negotiate in good faith to permit ESCO to grant to any such counterparty a continuing second lien security interest in the Collateral subject to intercreditor terms satisfactory to Originator.

(c)Termination of Transactions.  ESCO may elect to terminate one or more outstanding Transactions by providing a written notice of such termination to Originator designating a termination date for such Transactions, and upon such termination date such outstanding Transactions shall terminate with the amounts payable resulting from such termination being determined as if an Event of Default with respect to ESCO existed (without implying the existence thereof for any other purpose), and being settled within ten (10) Local Business Days.

(d)Cooperation.  Originator and EDFT NA shall at ESCO’s request reasonably cooperate with ESCO with respect to the timing and mechanics of the assignment, novation or termination of Transactions, as requested by ESCO to facilitate an orderly wind-down of the facilities evidenced by this Agreement and the Transaction Documents.

2.5Release of Liens.  If at any time during the Unwind Period (i) ESCO has performed all obligations to Originator under the Transaction Documents (other than obligations which expressly or by their nature survive termination of this Agreement), and (ii) in respect of each Transaction, either (A) ESCO has made the Unwind Cash Posting Election under Section 2.4(a) and has posted all Eligible Collateral (as defined in the ISDA Agreement) and has otherwise complied with the requirements of the Credit Support Annex with respect thereto, (B) such Transaction has been assigned or novated by ESCO in accordance with Section 2.4(b) and ESCO has no outstanding obligations to Originator in respect thereof and EDFT NA is adequately collateralized or secured for any such assigned or novated Transactions in accordance with the documentation executed with the applicable counterparty in connection with such assignment or novation, or (C) ESCO has terminated such Transaction in accordance with Section 2.4(c), and has no outstanding obligations to Originator in respect thereof (the date of the occurrence of the foregoing being the “Collateral Release Date”), then Originator’s right to Liens on the Collateral under the Security Documents (other than as required under the Credit Support Annex) shall terminate and Originator shall take actions reasonably requested by ESCO to terminate the Security Documents and release the Liens evidenced thereby.

Section 3.TRANSACTION COMMITMENTS

3.1Commitment to Enter into Transactions.

(a)During the Term and subject to the terms and conditions of the Transaction Documents, to the extent requested by ESCO in accordance with Section 3.3, Originator, as ESCO’s Credit Support Provider pursuant to the ISDA Agreement, agrees to cause EDFT NA, and EDFT NA agrees to, from time to time, to enter into:

(i)Power Transactions to supply electricity and Related Services required in connection therewith to ESCO;

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(ii)Gas Transactions to supply natural gas and Related Services required in connection therewith to ESCO;

(iii)Capacity Transactions to the extent desirable or required in connection with the Power Transactions requested by ESCO;

(iv)REC Transactions to the extent desirable or required in connection with the Power Transactions requested by ESCO; and

(v)other financially settled natural gas and power derivatives (including heat rate derivatives), financial transmission rights, and other congestion management derivatives;

provided, that Originator shall not be required to cause EDFT NA to enter into any Transaction under this commitment if:  (A) such Transaction does not comply with the Risk Management Policy as provided in Exhibit E; or (B) a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing (or will occur as a result of EDFT NA and ESCO entering into such Transaction).

(b)The Parties acknowledge and agree that this Section 3.1 only sets forth a commitment to enter into Transactions under this Agreement and the ISDA Agreement, and that Transactions, if any, entered into under such commitment shall be set forth in applicable Confirmations to the ISDA Agreement.

(c)At ESCO’s request, Originator, as ESCO’s Credit Support Provider pursuant to the ISDA Agreement, shall have the right to request that EDFT NA enter into transactions described in this Agreement and pursuant to the ISDA Agreement that are in addition to those into which it has committed to enter into pursuant to Section 3.1.

(d)All Power Transactions shall be executed in accordance with the terms of the ISDA Agreement.  ESCO shall be responsible for all scheduling of power from EDFT NA to ESCO and for deliveries of power from ESCO to the Customers.  ESCO will observe the scheduling deadlines and other scheduling protocols observed and required by any Applicable Market or RTO entities as applicable.  The forecast models whether for deliveries of standard block products or shaped products will indicate the anticipated amount of power required to serve the needs of the Customers in the particular region for which an identified Power Transaction is applicable.  ESCO will be exclusively responsible for all “forecasting” of power requirements for any Customers and will be responsible for the economic and financial consequences associated with any balancing requirements, clearing requirements or similar financial effects that arise from imbalances between the Customer requirements and amounts scheduled to ESCO.  Upon reasonable request of EDFT NA, ESCO shall grant EDFT NA “viewing” rights to any ESCO account maintained by ESCO with any Applicable Market so that EDFT NA can monitor forecasting and balancing requirements.  EDFT NA may from time to time reasonably require daily or hourly forecasts for the portfolios of Customers in each

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Applicable Market in comparison to the anticipated wholesale power needs under each Power Transaction and amounts scheduled for ESCO’s anticipated Power Transaction requirements.

(e)Market Pricing Acknowledgements.  ESCO acknowledges and agrees that (i) all Transactions contemplated to be entered into between EDFT NA and ESCO will be ultimately negotiated between EDFT NA and ESCO in a manner consistent with the provisions of this Agreement and the ISDA Agreement and based on prevailing market prices at the time; (ii) in determining “market prices” neither Originator nor EDFT NA has access to all prices available in any specific market and EDFT NA’s determination of market prices may not be consistent with the ESCO’s specific views as to “market pricing” and as such EDFT NA shall have no obligation hereunder to alter fees and other components set forth in this Agreement to accommodate or otherwise to accommodate a specific request of ESCO to transact with any retail customer; (iii) the evaluation and ultimate negotiation of any transaction with any retail customer is solely ESCO’s responsibility; and (iv) in accordance with Section 3.3(c), ESCO may request that EDFT NA enter into a transaction with an Approved Counterparty.

3.2Confirmations.  The Parties agree that each Transaction entered into under the ISDA Agreement shall be evidenced by a Confirmation executed in accordance with the terms of the ISDA Agreement.

3.3Transaction Request Procedure.

(a)ESCO may request that EDFT NA enter into a Transaction under Originator’s commitment pursuant to Section 3.1(a) and request pricing for such Transaction by submitting the terms of the requested Transaction to EDFT NA under the ISDA Agreement.  After receipt of any such request, EDFT NA shall process the requested Transaction and, if such Transaction satisfies the terms and conditions of Originator’s commitment hereunder, shall timely provide a pricing quote to ESCO for such Transaction after receipt of the request from ESCO and ESCO may accept or reject such quote within the reasonable time designated by EDFT NA; provided, that EDFT NA shall not be obligated to provide a quote or enter into any requested Transaction under this Section 3.3(a) if (i) such Transaction does not satisfy the terms and conditions of Originator’s commitment hereunder, including those in Section 3.1, (ii) the relevant market on which the price is based is unavailable for such Transaction, (iii) there is, in EDFT NA’s commercially reasonable view, consistent with EDFT NA’s practices in respect of transactions entered into by EDFT NA on its own behalf, insufficient liquidity in the relevant market to support such Transaction, or (iv) other considerations, in EDFT NA’s commercially reasonable view, consistent with EDFT NA’s practices in respect of transactions entered into by EDFT NA on its own behalf, render EDFT NA unable to provide a quote for such Transaction.  If ESCO accepts EDFT NA’s quote, EDFT NA and ESCO shall enter into a Confirmation to the applicable ISDA Agreement to evidence such Transaction.

(b)In furtherance of the foregoing, all Gas Transactions shall be executed in accordance with the terms of the ISDA Agreement.  ESCO must make a request for monthly “baseload” Gas Transactions not later than six (6) Local Business Days prior to the close of the prompt month for NYMEX contract deliveries along with the daily minimum and maximum nominations required for any upcoming delivery month of the Term.  EDFT NA’s quote for

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monthly baseload Gas Transactions shall be priced by reference to the applicable monthly prices for natural gas at the applicable index location or delivered to the Applicable Market “city gate” as determined by EDFT NA and as referenced in Platts Inside FERC’s Gas Market Report or Natural Gas Intelligence or other mutually agreeable price.  If the location for a requested Gas Transaction is not specified in Inside FERC’s Gas Market Report or Natural Gas Intelligence as applicable, EDFT NA will make good faith efforts to provide a comparable quote in response to ESCO’s request.  Requests for daily Gas Transactions for volumes of natural gas in excess of the monthly baseload quantities requested by ESCO shall be priced at mutually agreeable market-based prices.  ESCO’s request for “daily” volumes under any Gas Transaction shall be submitted to EDFT NA not later than 8:00 a.m. CST on the Local Business Day immediately preceding the requested day of delivery.  ESCO shall be responsible for any Imbalance Charges (as defined in the ISDA Agreement) associated with Gas Transactions other than those resulting from Originator’s or EDFT NA’s breach of this Agreement or the ISDA Agreement (including any Transaction).  In certain markets, ESCO will be required to deliver specific “point” gas to the LDC, which will require additional transportation costs which will be charged by EDFT NA to the ESCO.  Furthermore, ESCO will be responsible for maintaining all arrangements with the LDC, applicable distribution systems and similar entities.  ESCO may request “fixed forward price” transactions subject to market conditions and the availability of transportation capacity for execution of such transactions within the parameters of this Agreement.

(c)ESCO may request that EDFT NA enter into a transaction with an Approved Counterparty under Originator’s commitment under Section 3.1(a) by submitting the terms of the proposed transaction to EDFT NA.  After receipt of such request, EDFT NA shall process the requested transaction, and, if the Mirror Transaction (as defined below) related to such transaction satisfies the terms and conditions of Originator’s commitment hereunder, Originator shall timely cause EDFT NA to enter into such transaction (an “Approved Counterparty Transaction”).  Upon EDFT NA entering into any such Approved Counterparty Transaction, a corresponding Transaction automatically shall be deemed to be entered between EDFT NA and ESCO (a “Mirror Transaction”) that shall have the same material economic terms as the Approved Counterparty Transaction, except that the relationship of EDFT NA to the Approved Counterparty shall be reversed (i.e., where the Approved Counterparty was the seller, EDFT NA will be the seller) and the invoice from EDFT NA for any such Transaction will include the Credit Fee – Power Transactions, Credit Fee – Gas Transactions, the Credit Fee – REC Transactions, or the Credit Fee – Capacity Transactions, as appropriate, in accordance with the other terms of this Agreement.  EDFT NA and ESCO shall promptly execute a Confirmation evidencing each such Mirror Transaction; provided, however, that the failure by ESCO to execute such Confirmation shall not negate the Mirror Transaction.  Notwithstanding anything in this Agreement to the contrary, EDFT NA shall not be obligated to enter into any Approved Counterparty Transaction or corresponding Mirror Transaction if (i) such Approved Counterparty Transaction or Mirror Transaction does not satisfy the terms and conditions of Originator’s commitment hereunder, including those in Section 3.1, (ii) such Approved Counterparty Transaction or Mirror Transaction is materially different than the market rate of similar transactions as reasonably determined by Originator, (iii) entering into such Approved Counterparty Transaction would not be in compliance with EDFT NA’s then current internal credit tolerance limits with respect to such Approved Counterparty, (iv) such Approved

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Counterparty Transaction or Mirror Transaction fails to satisfy the conditions contained in Schedule I-AC, or (v) a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing (or will occur as a result of EDFT NA and ESCO entering into such Approved Counterparty Transaction or corresponding Mirror Transaction).  EDFT NA shall use commercially reasonable efforts to maintain contractual relationships with at least five (5) counterparties with whom ESCO could seek to enter a proposed Approved Counterparty Transaction.

3.4Credit Support and ISO Advances.

(a)At all times during the Term of this Agreement, Originator shall serve as ESCO’s Credit Support Provider under the ISDA Agreement.  If requested by ESCO, Originator agrees to provide, subject to the other provisions of this Agreement and the ISDA Agreement, credit support in the form of cash (including cash required to be posted as collateral for the issuance of a letter of credit), or a guaranty or similar instrument in form reasonably acceptable to Originator, required by any Applicable Market, any state utility commission, any transmission or transportation providers or distribution companies or any other similar utility, in each case to support ESCO’s ability to purchase, sell and deliver power or natural gas in any Applicable Market.  The Parties agree that all cash collateral or guarantees, issued to or on behalf of ESCO existing as of the Effective Date and set forth in Schedule 3.4 shall remain in full force and effect during the Term, subject to all conditions and obligations herein.  On the third (3rd) Local Business Day after ESCO’s receipt of a written notice from Originator that any amount has been drawn by any beneficiary of any cash collateral or guaranty or any amount has been paid by Originator (or any Affiliate of Originator) to any beneficiary of any guaranty, cash collateral or other credit support instrument, in each case, provided by Originator (or any Affiliate of Originator) pursuant to this Section 3.4, and provided that the cause of such draw or payment is not the result of an action or omission by Originator (or any Affiliate of Originator), ESCO hereby unconditionally agrees, without offset or counterclaim, to pay to Originator an amount equal to (i) the aggregate amount drawn on such cash collateral or paid under such credit support instrument, plus (ii) interest on any such amount outstanding through the date such amount was drawn or paid until ESCO has paid Originator such amount in full, at a rate per annum equal to the lesser of (A) three-month LIBOR plus 3% percent per annum, and (B) the Maximum Lawful Rate.  ESCO shall be irrevocably and unconditionally obligated to make each such payment when due without presentment, demand, protest or other formalities of any kind, except as otherwise provided herein.  To the maximum extent allowable by Law, ESCO shall instruct, or shall provide Originator with independent ability to instruct that any cash issued on ESCO’s behalf be returned directly to account information provided by Originator and not to the accounts, ESCO Controlled Accounts or otherwise maintained by ESCO.  The Credit Support Amount may not exceed the Maximum Credit Support Amount at any time during the Term.

(b)Originator shall timely pay on ESCO’s behalf amounts owed by ESCO or any of its Subsidiaries to any ISO in any Applicable Market, or, upon ESCO’s written request, as long as no Event of Default, Potential Event of Default or Termination Event has occurred and is then continuing, shall advance to ESCO such amounts in order for ESCO to make any such payment (each such advance, an “ISO Advance”).  Any request by ESCO for an ISO Advance shall include reasonable documentation supporting the amount of such requested ISO Advance.

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 Subject to Section 3.7, each ISO Advance shall repaid by ESCO on the first Monthly Payment Date following the month in which such ISO Advance was made.

3.5Replacement Transactions.  The Parties acknowledge that they may enter into Transactions hereunder with respect to products that are defined by any Applicable Market, or another source, and that such products may be discontinued or changed by such source during the term of such Transactions.  In the event any such Transaction is entered into with respect to a product that is discontinued or changed by the applicable source, the Parties agree to work together in good faith to replace such existing Transactions with new Transactions hereunder that are based on products then available in the market containing terms intended to place the Parties in the same position as if the applicable change had not occurred.

3.6Certain Limitations on Commitment.  The Parties agree that Originator’s commitment under Section 3.1, (including any obligations to cause EDFT NA to provide supply as described in Section 3.1) is subject to ESCO’s compliance with the permitted hedging limitations set forth in the Risk Management Policy, which shall only be modified with the prior written approval of Originator.  In addition, Originator shall not be required to honor its commitment under Section 3.1, (including any obligations to cause EDFT NA to provide supply as described in Section 3.1) to the extent doing so would, in Originator’s commercially reasonable discretion, cause the Facility Utilization to exceed the Approved Facility Size.

3.7Deferred Supply Amount.

(a)Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.6, ESCO may defer a regularly scheduled Supply Payment or a payment required under Section 3.4 (including the repayment of any ISO Advance) to the extent that funds are not available for payment thereof pursuant to Section 12.1(c) (vii) on the Monthly Payment Date on which such Supply Payment became due (the “Deferred Supply Amount”).  Any Deferred Supply Amount must be repaid within XXXX following the regularly scheduled Supply Payment and, if not repaid, such failure to pay, subject to any applicable cure periods, shall constitute an Event of Default; provided, however, that if such amount is not fully repaid within XXXX and such failure to pay is caused in large part by the failure of ESCO being paid timely within a POR Market, then Originator shall consider in good faith waiving such Event of Default based on the circumstances.

(b)The aggregate outstanding Deferred Supply Amounts may not exceed the Maximum Deferred Supply Amount at any time during the Term.

(c)The aggregate outstanding Deferred Supply Amount shall accrue interest at a rate equal to the lesser of (i) LIBOR plus 6%, and (ii) the Maximum Lawful Rate.  Any outstanding Deferred Supply Amount not paid within one calendar month following the regularly

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scheduled Supply Payment but paid within XXXX after such date shall accrue interest at the rate equal to the lesser of (i) LIBOR plus 15%, and (ii) the Maximum Lawful Rate.    Such interest shall be calculated based on the actual number of days elapsed on the basis of a 360-day period from the date due until the date paid and shall be payable on each Monthly Payment Date in accordance with Section 12.1(c)(vi).

(d)For purposes of applying any payment of a Deferred Supply Amount made pursuant to Section 12.1(c)(ix), such funds shall be applied to amounts deferred under Section 3.7(a) in the order in which such amounts were deferred.  The total outstanding Deferred Supply Amount must be paid in full each month of the Term (including any interest on such amount pursuant to Section 3.7(c)) prior to any funds being attributed to a Supply Payment on a subsequent Monthly Payment Date.

3.8New Retail Markets.  If ESCO desires to enter any new market during the Term and to conduct operations in such new market, it will:

(i)present to Originator details regarding such entrance into the new market, including, without limitation, information regarding permitting requirements, credit support requirements, market design, potential customer profile and transaction requirements (the “Proposal”); and

(ii)deliver a certificate (the “Certificate”), in form and substance satisfactory to Originator, certifying, as of the date of the entering such new market that:

(A)all the representations and warranties made by the ESCO under this Agreement are true and correct, or if any such representations and warranties are not true and correct, such Certificate shall describe in reasonable detail any such deficiencies;

(B)ESCO is in compliance with all Requirements of Law, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect;

(C)UCC financing statements naming ESCO as “debtor,” naming Originator as “secured party” and describing the Collateral have been filed in the Office of the Secretary of State or analogous office of the state in which the ESCO expects to enter as a new market, and the security interests in the Collateral granted to Originator continue to constitute perfected security interests therein prior to all other Liens (other than Permitted Liens) in all such Collateral that may be perfected by the filing of a financing statement, and all filings and other actions necessary or customary to perfect

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and protect such security interest shall have been duly made or taken;

(D)the ESCO has entered into all contracts and arrangements necessary to conduct the Retail Gas Business or Retail Power Business in such new market, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and all such contracts and arrangements are in force and effect and ESCO is not in breach or default under any such contract or arrangement, except for such breach or default that would not reasonably be expected to have a Material Adverse Effect;

(E)there are no Proceedings at law or in equity, or before or by any court or other Governmental Authority that are pending or threatened in writing against or affecting ESCO or any property of ESCO that, if determined adversely to ESCO, would reasonably be expected to have a Material Adverse Effect, and ESCO is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Governmental Authority, except for those that would not reasonably be expected to result in a Material Adverse Effect;

(F)(1) all tax returns and reports of ESCO required to be filed by it have been timely filed or a timely extension has been filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon ESCO and upon its properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except (x) those which are being actively contested by it in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, or (y) those the failure to pay would not reasonably be expected to have a Material Adverse Effect; (2) to the knowledge of ESCO, as of the proposed date to enter a new market there is no proposed tax assessment against ESCO, except (x) those which are being actively contested by it in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, or (y) those the failure to pay would not

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reasonably be expected to have a Material Adverse Effect, and (3) ESCO has no material obligations with respect to taxes that become past due after the proposed date of entering such new market, and it has not entered into any other agreement with respect to any such past due taxes;

(G)(1) ESCO owns, or possesses the right to use, all of IP Rights that are necessary for the operation of its business, without conflict with the rights of any other Person, other than to the extent the failure to own or have such rights would not individually or in the aggregate result in a Material Adverse Effect; (2) to the knowledge of ESCO, no slogan or other advertising device, product, process, method, substance, part or other material then contemplated to be employed after the date of entering such new market infringes upon any rights held by any other Person, except any such infringement that would not reasonably be expected to have a Material Adverse Effect, and (3) ESCO has not received a notice from a third party asserting a claim that ESCO is infringing the IP Rights of such third party, except any such notice that would not reasonably be expected to have a Material Adverse Effect;

(H)ESCO owns or has access to (through arm’s length service contracts then in effect) the material Information Technology Systems necessary to operate the Retail Gas Business or Retail Power Business of ESCO in the proposed new market;

(I)entering into such new market does not result in (1) the acquisition by or assignment or novation to ESCO of, or (2) ESCO becoming obligated by operation of law or otherwise

(J)under, in each case as of the date of entering such new market, any transactions that would otherwise materially contravene the provisions of Section 4.1;

(K)ESCO has a combination of (1) positive net equity determined in accordance with GAAP, that is greater than the expected total of the next proceeding 12 month period of projected collateral funding requirements and general and administrative operations expenses anticipated for the same period, and (2) trailing six months of positive earnings; and

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(L)there is no condition or event that constitutes a Potential Event of Default, an Event of Default or a Termination Event under this Agreement prior to and after giving effect to entering such new market.

After providing the Proposal and the Certificate, ESCO shall have the right, with Originator’s prior written consent, to enter such new market and ESCO may proceed by entering such market and conducting operations in such new market after which time, the new market shall become an “Applicable Market” for all purposes of this Agreement.  If such prior written consent from Originator is not provided within 30 days, then such consent shall be deemed denied, and ESCO may not enter into such new market.

3.9Gas Storage Transactions and Gas Asset Management.  During the Term, ESCO may request that EDFT NA manage certain storage capacity, associated storage rights and gas assets on behalf of ESCO in certain Applicable Markets (the “Asset Management Services”) in which ESCO operates.  Upon such request, EDFT NA will make good faith efforts to provide the requested Asset Management Services on behalf of ESCO upon mutual agreement of the parties as to the associated terms, including agreement on the consideration payable by ESCO to EDFT NA for the Asset Management Services.  The consideration may be in the form of a fixed fee or revenue sharing arrangement.  Prior to EDFT NA providing Asset Management Services as described in this Section 3.9, the Parties will document the agreement in a form to be agreed upon by the parties and such executed agreement will be added to this Agreement.

3.10POR Markets.  ESCO may enter into POR Market agreements with utilities at its own expense.  If ESCO deems a POR Market agreement, in ESCO’s sole discretion, to be commercially unfavorable to ESCO, ESCO may seek exemption from such POR Market agreement, subject to Originator’s prior written approval.

3.11Conditions Precedent and Closing Deliverables.

(a)Conditions Precedent.  On or prior to the Effective Date and as a condition to the effectiveness of this Agreement, ESCO and its applicable Subsidiaries, EDFT NA and Originator and each other relevant Person shall have executed and delivered each of the following agreements to which it is a party:

(i)this Agreement;

(ii)the Security Agreement;

(iii)the ISDA Agreement;

(iv)the Pledge Agreements;

(v)each Control Agreement;

(vi)the Intercreditor Agreement;

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(vii)the other documents required of ESCO as provided in this Agreement, including any documentation required to effect a sale of ESCO’s receivables pursuant to a receivables financing contemplated by the Parties, and including any documents relating to Originator having an equity interest in ESCO; and

(viii)evidence that, on the Effective Date, ESCO meets the minimum Adjusted Equity Position as set forth in Section 0 hereof.

(b)ESCO Deliverables to EDFT NA and Originator.  On or prior to the Effective Date and as a condition to the effectiveness of this Agreement, unless otherwise specified below, EDFT NA and Originator, as applicable, shall have received from ESCO and its applicable Subsidiaries the following:

(i)a certificate of incumbency;

(ii)a certificate of good standing;

(iii)a copy of by-laws or operating agreement, as applicable;

(iv)articles of incorporation or formation, as applicable, certified by an officer or manager of such Person as being true and correct; and

(v)certified copies of resolutions or other actions or authorizations, duly adopted by its members or other authorized governing body, authorizing its execution, delivery, and performance of the Transaction Documents to which it is a party; and

(vi)payment of closing-related fees and expenses actually incurred by Originator and EDFT NA, if any; provided, however, that ESCO shall not be responsible for any legal fees in excess of $10,000.

(c)Additional ESCO Deliverables to Originator.  On or prior to the Effective Date and as a condition to the effectiveness of this Agreement, Originator shall have received from ESCO the following, each of which shall be in form and substance satisfactory to Originator:

(i)a written general corporate and enforceability legal opinion from ESCO’s and its Subsidiaries counsel;

(ii)a security interest opinion from ESCO’s and its Subsidiaries counsel; and

(iii)Exhibit A which sets forth all the account numbers and required information for each ESCO Controlled Account subject to this Agreement.

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Section 4.PERMITTED TRANSACTIONS

4.1Transactions.  During the Term, ESCO shall not enter into any Commodity Transaction with any Person other than EDFT NA and ESCO shall not enter into a Commodity Transaction directly with any counterparty to an Approved Counterparty Transaction; provided, however, that ESCO may enter into Commodity Transactions with Persons other than EDFT NA for the purchase of RECs.

4.2Other Transactions.  EDFT NA and EDFT NA’s Affiliates may enter into Commodity Transactions with Persons other than ESCO and its Affiliates, including such transactions where EDFT NA or an Affiliate of EDFT NA sells commodities to another Person at a price higher or lower than the price made available to ESCO under this Agreement and the ISDA Agreement.  EDFT NA and EDFT NA’s Affiliates may compete in the same markets as ESCO and its Affiliates without restriction based upon EDFT NA’s contractual relationship with ESCO.  Neither Originator’s contractual relationship with ESCO nor EDFT NA’s contractual relationship to ESCO is intended to create any fiduciary relationship, partnership, sole supply arrangement, or other similar relationship with ESCO or any of its Affiliates.

Section 5.REPRESENTATIONS AND WARRANTIES OF ESCO

ESCO represents and warrants as of the Effective Date on behalf of itself and its Subsidiaries, to which these representations and warranties shall apply on a consolidated basis, where applicable, unless otherwise noted, except to the extent that a representation and warranty expressly relates to a specified date, in which case such representation and warranty shall be true and correct as of such date or as otherwise provided in Section 3.7(d), as follows:

5.1 Existence, Qualification and Power; Compliance with Laws.  ESCO is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation.  ESCO (i) has the full power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; (ii) has delivered to Originator true and complete copies of its Organizational Documents as amended and in effect; (iii) is qualified to do business and in good standing in every jurisdiction where it owns, leases or operates property and wherever necessary to carry out its business and operations, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; (iv) has received all material governmental and regulatory approvals, licenses and authorizations necessary for the conduct of its business and is in good standing thereunder, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (v) is in compliance with all Laws, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

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5.2Equity Interests.  Except as set forth on Schedule 5.2 (including any updates provided pursuant to Section 3.7(d)), ESCO does not own directly or indirectly, any Equity Interest in any Person.

5.3Authorization; No Contravention.  The execution, delivery and performance by ESCO of the Transaction Documents to which it is a party has been and remain duly authorized by all necessary corporate or limited liability company action, as applicable, and does not and will not (i) contravene or violate any provision of its Organizational Documents or any order, judgment or decree of any court or Governmental Authority binding on ESCO; (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (x) any contractual obligation to which ESCO is a party or affecting ESCO or the properties of ESCO, except to the extent such conflict or failure would not reasonably be expected to have a Material Adverse Effect, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which ESCO or its property is subject; (iii) violate any Law; (iv) result in the creation of any Lien other than a Permitted Lien; or (v) require any approval of members or any approval or consent of any Person, except for such approvals or consents which will be obtained on or before the Effective Date.

5.4Governmental Authorization; Other Consents.  All governmental or regulatory consents, authorizations, approvals, registrations and declarations required for the due execution, delivery and performance by ESCO of this Agreement, the ISDA Agreement and the other Transaction Documents to which it is a party have been obtained from or, as the case may be, filed with the relevant Governmental Authorities having jurisdiction over ESCO (other than recordings and filings in connection with the Liens granted to Originator under the Security Documents) and remain in full force and effect, and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any Governmental Authority is required for such execution, delivery or performance of this Agreement or the other Transaction Documents to which it is a party.

5.5Binding Effect.  This Agreement and the each of the other Transaction Documents constitutes the legal, valid and binding obligations of ESCO, enforceable against it in accordance with its respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by general equity principles, whether such enforceability is considered in a Proceeding at law or in equity.

5.6Property; Liens.  ESCO owns no real property.  ESCO is the tenant of real property leased to the ESCO under the leases set forth in Schedule 5.6 (including any updates provided pursuant to Section 3.7(d)) or any replacement or substitute lease executed after the date hereof.  Except as set forth in Schedule 5.6 (including any updates provided pursuant to Section 3.7(d)), no Person other than ESCO owns any equipment or other tangible assets or properties necessary for the operation of the Retail Power Business or Retail Gas Business.  ESCO has (i) valid leasehold interests in (in the case of leasehold interests in realty or personal property), or (ii) good title to (in the case of all other personal property), all of its material properties and assets reflected in the financial statements provided or to be provided pursuant to the ISDA Agreement, in each case except for assets disposed of since the date of such financial

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statements in the ordinary course of business.  Except for (x) the security interests created by the Security Agreements, and (y) Permitted Liens, ESCO owns the Collateral free and clear of any Lien.  Except for filings naming Originator or EDFT NA as secured party or with respect to Permitted Liens, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

5.7Perfection.  The security interests in the Collateral granted to Originator and EDFT NA under the Security Agreements and the Pledge Agreements constitute valid first priority security interests (subject to Permitted Liens) in the Collateral, securing the payment of the Secured Obligations.  Upon the filing of UCC financing statements naming ESCO as “debtor,” naming Originator and EDFT NA as “secured party” and describing the Collateral in the applicable Office of the Secretary of State (or analogous office of the applicable state), the security interests in the Collateral granted to Originator and EDFT NA will constitute perfected security interests therein prior to all other Liens (other than Permitted Liens) in all such Collateral that may be perfected by the filing of a financing statement, and all filings and other actions necessary or desirable to perfect and protect such security interests shall have been duly made or taken.

5.8Contracts and Arrangements.  ESCO has entered into all contracts and arrangements necessary to conduct the Retail Gas Business or Retail Power Business, as applicable, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.  All such contracts and arrangements are in force and effect in all material respects, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and ESCO is not in breach or default under any such contract or arrangement, except for such breach or default that would not reasonably be expected to have a Material Adverse Effect.

5.9Litigation.  Except as set forth on Schedule 5.9 (including any updates provided pursuant to Section 3.7(d)), there are no Proceedings at law or in equity, or before or by any court or other Governmental Authority that are pending or, to the knowledge of ESCO, threatened against or affecting ESCO or any property of ESCO that, if determined adversely to ESCO, would reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 5.9 (including any updates provided pursuant to Section 3.7(d)), the ESCO is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Governmental Authority, except for those that would not reasonably be expected to result in a Material Adverse Effect.

5.10Taxes.  All tax returns and reports of ESCO have been timely filed or a timely extension has been filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon ESCO and upon its properties, assets, income, businesses and franchises shown to be due and payable have been paid when due and payable, except (i) those which are being actively contested by it in good faith and by appropriate proceedings and for which adequate reserves or other appropriate provisions, if any, have been made or provided for in conformity with GAAP, or (ii) those the failure to pay would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of ESCO, as of

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the Effective Date there is no proposed tax assessment against ESCO that would reasonably be expected to have a Material Adverse Effect.

5.11Liens.  No Liens on the Collateral exist, other than Permitted Liens.

5.12Insurance.  The properties of ESCO are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks in accordance with Good Utility Practice.

5.13ERISA Compliance.

(a)ESCO has not established, operated or administered any Pension Plan.

(b)No ERISA Event has occurred or is reasonably expected to occur.

5.14Intellectual Property; Licenses, Etc.  ESCO owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their business as currently conducted, without conflict with the rights of any other Person, other than to the extent the failure to own or have such rights would not individually or in the aggregate result in a Material Adverse Effect.  To the knowledge of ESCO, no slogan or other advertising device, product, process, method, substance, part or other material employed by ESCO infringes upon any rights held by any other Person, except any such infringement that would not reasonably be expected to have a Material Adverse Effect.  ESCO has not received a written notice from a third party after the Effective Date asserting a claim that ESCO is infringing the IP Rights of such third party, except any such notice that would not reasonably be expected to have a Material Adverse Effect.  No IP Right is subject to any Lien, other than Permitted Liens.

(a)ESCO owns or has access to (through arm’s length service contracts then in effect) the material Information Technology Systems necessary to operate the Retail Gas Business and Retail Power Business of ESCO, including Information Technology Systems providing capabilities consistent with the arrangements in place for the Retail Gas Business and Retail Power Business as of the Effective Date.

5.15Solvency.  ESCO is, and after giving effect to the incurrence of all obligations being incurred in connection with the Transaction Documents will be, Solvent.

5.16No Other Accounts.  As of the Effective Date, no “deposit account” or “securities account” (each as defined in the UCC) or other account has been established or is maintained by ESCO or in ESCO’s name, other than the ESCO Controlled Accounts.

5.17MBRA.  ESCO has market-based rate authority validly issued and outstanding from FERC authorizing ESCO to sell power at wholesale and at market-based rates.

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Section 6.AFFIRMATIVE COVENANTS OF ESCO

In addition to the other covenants contained in this Agreement, during the Term, ESCO shall adhere (and, where applicable, shall cause its Subsidiaries to adhere) to the following covenants:

6.1Payment of Taxes.  ESCO and each of ESCO’s Subsidiaries shall pay all taxes, assessments and other charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises by any Governmental Authority before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if (i) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (x) a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (y) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim, or (ii) the failure to pay would not reasonably be expected to have a Material Adverse Effect.

6.2Maintenance of Accounting and Information Systems.  ESCO and each of ESCO’s Subsidiaries shall at all times maintain (i) a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, in all material respects, and (ii) its Information Technology Systems except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.3Books and Records.  ESCO and each of ESCO’s Subsidiaries shall (i) maintain up-to-date and proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of ESCO and its Subsidiaries, including records concerning its customers and its accounts receivable and adequate back-up records, and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over ESCO and its Subsidiaries, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.4Maintenance of Properties.  ESCO and each of ESCO’s Subsidiaries shall (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof; and (iii) use the standard of care typical in the industry in the operation and maintenance thereof, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, it shall not be an Event of Default if a failure to comply with the foregoing is remedied or waived within thirty (30) days after written demand is provided to ESCO or any of ESCO’s Subsidiaries.

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6.5Maintenance of Insurance.  ESCO and each of ESCO’s Subsidiaries shall maintain insurance covering its properties with financially sound and reputable insurers, in such amounts, with such deductibles and covering such risks in accordance with Good Utility Practice.

6.6Inspection.  ESCO and each of ESCO’s Subsidiaries shall permit any authorized representatives designated by Originator to visit and inspect any of ESCO’s or its Subsidiaries’ properties, to inspect, copy and take extracts from its financial and accounting records, to inspect and audit its accounts receivable, and to discuss its affairs, finances and accounts with its officers and independent public accountants (so long as an authorized officer of ESCO is present at and allowed to participate in such discussion), all upon at least three (3) Local Business Days’ notice and at reasonable times during normal business hours, (an “Inspection”); provided, however, that so long as no Event of Default, Potential Event of Default or Termination Event has occurred with respect to ESCO and is continuing, then Originator shall not make such Inspections more often than once per calendar month and each such Inspection shall be at Originator’s expense, and provided further that any such Inspection shall not materially interfere with or create an undue burden on ESCO’s day-to-day operations.

6.7Reporting.  ESCO shall deliver to Originator:

(a)Notices of Termination Events and Other Events.  Promptly upon any of the chief financial officer, president, or the controller (or similarly situated officer) of ESCO obtaining knowledge (but in no event later than three (3) Local Business Days following the time at which any such officer reasonably obtained such knowledge):  (i) of any condition or event that constitutes a Specified Potential Event of Default, an Event of Default or a Termination Event under and as defined in this Agreement, (ii) that any Person has given any notice to ESCO or taken any other action with respect to a claimed default or event or condition that would constitute any of the events described in clause (i), (iii) of the institution of, or non-frivolous threat of, any Proceeding against or affecting ESCO or any property of ESCO not previously disclosed in writing to Originator by ESCO that, in any case if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iv) of any material development in any Proceeding that, in any case if adversely determined, would reasonably be expected to have a Material Adverse Effect, ESCO shall provide Originator with a written notice of such condition, event or change.

(b)Annual Budget.  As soon as available, and in any event within ten (10) days prior to the beginning of each Fiscal Year, a budget for such Fiscal Year for ESCO and its Subsidiaries on a consolidated basis, in the form utilized by ESCO as of the Effective Date for such purpose (each, an “Annual Budget”) (substantially similar to the budget set forth in Schedule I-AGAEC), including projected statements of cash flows and projected statements of income and expenses on a monthly basis.  Such budget shall (i) be prepared in good faith and based upon reasonable assumptions, (ii) be accompanied by a certification of the chief financial officer or controller of ESCO as to the truthfulness and correctness thereof based upon the express assumptions stated therein.  The Annual Budget shall include an itemized budget for General and Administrative Expenses for ESCO and its Subsidiaries on a consolidated basis for each calendar quarter of the related Fiscal Year.  The budgeted General and Administrative

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Expenses for ESCO and its Subsidiaries on a consolidated basis for any Fiscal Year shall not exceed the Annual General and Administrative Expenses Cap for such Fiscal Year.  ESCO shall review its Annual Budget on a quarterly basis and may, at such time, request a revision to the then-current Annual Budget for such Fiscal Year for ESCO on a consolidated basis by giving Originator at least fifteen (15) days written notice prior to the requested effective date of the requested revision to the Annual Budget.  Requested revisions to the Annual Budget shall be (i) prepared in good faith and based upon reasonable assumptions, and (ii) accompanied by a certification of the chief financial officer or controller of ESCO as to the true and correctness thereof based upon the express assumptions stated therein.  Annual Budget revision requests shall include projected statements of cash flows and projected statements of income and expenses on a monthly basis.  The Annual Budget shall be deemed modified after ESCO receives Originator’s prior written consent to incorporate any such revisions consented to by Originator in connection with any such quarterly review.

(c)Monthly Compliance Report.  On or before 11:59 p.m. (Houston time) (“End Of Day”) on the 45th day after the end of each calendar month (or the next Local Business Day if not a Local Business Day) a monthly compliance package (the “Monthly Compliance Report”), certified by the chief financial officer or controller of ESCO as being true and correct in all material respects, reporting the calculation for ESCO, as of the end of such calendar month, of (i) the Facility Utilization, (ii) the Discounted Asset Coverage Test, (iii) Summary Portfolio Settlement Report (which will include a summary of net sales and supply volumes by month by zone and a calculation of the expected cash to be realized by period and a daily Transaction listing, including, without limitation, net gain/loss on position/market price changes, new Gas or Power Transactions, gas or power adjustments and curve shift), (iv) Unbilled Receivables Report, (v) Customer Collateral Deposit Report, (vi) the Distributable Cash, (vii) Closed Deal Volume Report, (viii) Collateral schedule reflecting Credit Support Amount posted by Originator in favor of ESCO, (ix) Monthly Financial Statements, (x) a report showing the current actual revenues and expenditures compared to budget, (xi) Accounts Receivable reports, and (xii) cash flow forecasts for the two month period commencing on the third month immediately following such month (the “Cash Flow Forecast”).

(d)Weekly Reports.  On or before the End of Day of Tuesday of each week (or the next Local Business Day if not a Local Business Day), an electronic report detailing (i) a Weekly Compliance Certificate and (ii) a Weekly Cash Balance Report, in each case in a form approved by Originator in its reasonable discretion.

(e)Quarterly REC Report.  Within fifteen (15) days following the end of any fiscal quarter, a report reflecting ESCO’s REC exposure by product and volume.

(f)Other Information.  Any other information reasonably requested by Originator, which shall be provided in a reasonable period of time given the nature of the request.

(g)Initially Capitalized Terms and Reports.  The initially capitalized terms in this Section 6.7 referring to reports, unless defined elsewhere, shall mean the reports described in Section 6.7(d). Each calculation required under this section will be shown in reasonable detail in

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a form reasonably acceptable to Originator and will be based on ESCO systems and reports as currently in existence.  Where allocations or estimations are required in making such calculations, ESCO will use reasonable allocation and estimation procedures.

6.8Customer Payment Instructions.

(a)ESCO and each of ESCO’s Subsidiaries shall direct each Customer and each other obligor of ESCO and its Subsidiaries to comply with the Customer Payment Instructions or, in the case of Customers in POR Markets, to comply with the credit and billing arrangements maintained by the applicable POR Market.

(b)ESCO and each of ESCO’s Subsidiaries shall undertake commercially reasonable efforts to collect past due Receivables from its Customers and collect the defaulted claims from its counterparties, or, in the case of Customers in POR Markets, comply with the applicable arrangements maintained by the applicable POR Market, if any of its Customers or counterparties files for bankruptcy.

6.9Credit Card Processor Payment Instructions.  ESCO and each of ESCO’s Subsidiaries shall direct each Credit Card Processor of ESCO and its Subsidiaries to comply with the Credit Card Processor Payment Instructions applicable to ESCO and its Subsidiaries.

6.10Monies Held in Trust.  ESCO and each of ESCO’s Subsidiaries shall hold any checks or amounts received directly by ESCO or any Subsidiary of ESCO from any Customer or other Person in trust for Originator and promptly place or deposit such checks or amounts into the ESCO Revenue Account.

6.11Compliance with Laws.  ESCO and each of ESCO’s Subsidiaries shall comply with all Requirements of Law, including, without limitation, those “anti-slamming” laws relating to the online enrollment of Customers, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.12Customer.  ESCO and each of ESCO’s Subsidiaries shall use commercially reasonable efforts to at all times maintain (i) all Customer Contracts in full force and effect and (ii) payment arrangements and related directions between ESCO or any Subsidiary of ESCO and its Customers that are reasonably acceptable to Originator, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.13Risk Management Policy.  ESCO and each of ESCO’s subsidiaries shall comply with the Risk Management Policy (the current version of which is attached as Exhibit E), as may be amended from time to time with the prior written approval of Originator.

6.14Operations of the Retail Gas Business and Retail Power Business.  ESCO and each of ESCO’s Subsidiaries shall at all times during the Term operate the Retail Gas Business and Retail Power Business in accordance with Good Utility Practice, including without limitation, compliance with all load forecasting and related compliance requirements.

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6.15Maintenance of Permits.  ESCO and each of ESCO’s Subsidiaries shall at all times maintain such Permits and Operating Agreements (including without limitation, to the extent applicable, market-based rate authorization from FERC) as may be necessary to operate the Retail Gas Business and Retail Power Business, as applicable, except where the failure to maintain any such Operating Agreement would not reasonably be expected to cause a Material Adverse Effect.

6.16TDSPs.  If ESCO or any Subsidiary of ESCO serves or bills Customers through a transmission and distribution service provider (“TDSP”), ESCO or such Subsidiary will use commercially reasonable efforts to enter into any necessary Operating Agreement with such TDSP at its own expense.

6.17Customer Contracts.  ESCO will provide Originator with its form Customer Contracts for any Applicable Market or new market it intends to enter (for Originator’s approval and inclusion in Exhibit B hereto) at least ten (10) Local Business Days prior to entering a new market or other jurisdiction in which ESCO has requested or anticipates doing business as permitted by this Agreement and the ISDA Agreement.  The Parties will use commercially reasonable efforts to revise and approve such Customer Contract forms in a reasonably expedient manner and add them to Exhibit B attached hereto.

6.18Minimum Equity.  As of the last day of each month, ESCO will maintain an Adjusted Equity position equal to at least 50% of the lesser of (i) the then total amount that is due and owing by ESCO to Originator under this Agreement for any Deferred Supply Amount and any Credit Support Amount, and (ii) $XXXX; provided, that that if such covenant is breached, ESCO shall have ninety (90) days to cure such breach prior to the occurrence of an Event of Default as a result of such breach.  ESCO shall have an Adjusted Equity position of at least $XXXX as of the Effective Date.  Debt subordinated to Originator shall be considered equity for purposes of this calculation; provided that any such subordinated debt shall be subject to Originator’s approval and consent and any remedies and other features associated with collecting such subordinated debt shall be completely subject to EDFT NA’s approval.

6.19Collateral Assignment.  ESCO shall use its commercially reasonable efforts to deliver to Originator a landlord consent to collateral assignment for each location of leased real property substantially in the form attached as Exhibit E to the Security Agreement, within thirty (30) days of the Effective Date of this Agreement.  In the event ESCO is unable to procure one or more consents to collateral assignment despite such efforts, then ESCO shall use commercially reasonable efforts to obtain a landlord consent and waiver or similar document in form and substance to be agreed to by Originator and ESCO from such non consenting landlord.

6.20Further Assurances.  Promptly upon the reasonable request by Originator, (a) correct any material defect or error that may be discovered in any Secured Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Originator may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Secured Documents, (ii) to the

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fullest extent permitted by applicable Law, subject the properties, assets, rights or interests of ESCO to the Liens now or hereafter intended by the Parties thereto to be covered by any of the Secured Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Secured Documents and any of the Liens intended by the Parties thereto to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Originator the rights granted or now or hereafter intended by the Parties hereto to be granted to Originator under any Secured Document or under any other instrument executed in connection with any Secured Document to which ESCO is or is to be a party.

6.21Receivables Financing.  ESCO acknowledges that Originator may, at its sole option, finance all or a portion of the Facility Utilization contemplated hereunder through the use of a receivables financing or similar vehicle and ESCO shall execute all necessary documents and take all other actions reasonably required by Originator or its source of funds to effect a true sale of assets for value or otherwise effect any such receivables financing, which may entail

6.22ESCO providing additional pledges, security interests or other protections to Originator and/or its source of funds in a separate credit facility or financing vehicle; provided, however, that ESCO shall not be required to take any action and or execute any documentation that could reasonably be expected to impair ESCO’s business or operations, create any additional incremental material liabilities or obligations of ESCO, or materially modify the economic benefits of the transactions contemplated by any of the Transaction Documents to ESCO’s detriment.  Originator shall reimburse ESCO for any reasonable costs or expenses (including any legal fees and expenses) incurred by ESCO in connection with the foregoing.

Section 7.NEGATIVE COVENANTS OF ESCO

During the Term, ESCO shall adhere (and, where applicable, shall cause its Subsidiaries to adhere) to the following covenants:

7.1Indebtedness.  Neither ESCO nor any Subsidiary of ESCO shall directly or indirectly, create, incur, assume, or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than Permitted Indebtedness.

7.2Liens.  Neither ESCO nor any Subsidiary of ESCO shall directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of ESCO or a Subsidiary of ESCO, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except for Permitted Liens.

7.3Restrictive Agreements.  Neither ESCO nor any Subsidiary of ESCO shall enter into any agreement (other than this Agreement, the ISDA Agreement, the Secured Documents or any other agreement, document or arrangement relating to Permitted Indebtedness or Permitted Liens) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) any agreement that does not restrict in any

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manner (directly or indirectly) Liens created pursuant to the Security Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of ESCO or any Subsidiary of ESCO to secure the Secured Obligations; and (ii) any prohibition or limitation that (a) exists pursuant to applicable Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale, (c) restricts subletting or assignment of leasehold interests contained in any lease, or (d) is imposed by any amendments or refinancings that are otherwise not prohibited by this Agreement or the contracts, instruments or obligations referred to above; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

7.4Investments.  Except as otherwise agreed to by Originator in writing or in connection with any transaction permitted by the provisions of Section 3.7(d), neither ESCO nor any Subsidiary of ESCO shall directly or indirectly, make or own any Investment in any Person, including any joint venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person, or acquire any Subsidiary; other than (i) Investments in Cash Equivalents, (ii) Interest Hedging Obligations, (iii) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (iv) deposits or advances associated with Permitted Indebtedness hereunder, (v) Investments funded in accordance with the Annual Budget, and (vi) amounts deposited in the ESCO Investment Accounts.  The amount of any Investment shall be the original cost of such Investment, minus the amount of any portion of such Investment repaid to such person as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.

7.5Fundamental Changes.  Neither ESCO nor any Subsidiary of ESCO shall alter its corporate, capital or legal structure as a limited liability company, or enter into any transaction of merger or consolidation, or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially of its business, property or assets (including its notes or receivables), whether now owned or hereafter acquired, or enter into any merger or consolidation.

7.6Asset Sales.  Neither ESCO nor any Subsidiary of ESCO shall dispose of any of its assets (whether tangible or intangible) other than (a) assets sold in the ordinary course of business, (b) dispositions of cash and Cash Equivalents, (c) any issuance or sale of any Equity Interests of ESCO or any Subsidiary of ESCO so long as no Event of Default results therefrom, (d) dispositions of used, worn out, obsolete or surplus property in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of ESCO, no longer economically practicable to maintain or useful in the conduct of

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their respective business, (e) dividends and other distributions permitted by this Agreement, (f) licenses, assignments and sales of intellectual property in the ordinary course of business, (g) discounts, adjustments, settlements and compromises of accounts receivable and contract claims in the ordinary course of business, (h) non-exclusive licenses of intellectual property in the ordinary course of business, and (i) discounts, cancellations and forgiveness of accounts receivable in the ordinary course of business to the extent permitted by the Credit and Collection Policy.

7.7Transactions with Affiliates.  Neither ESCO nor any Subsidiary of ESCO shall directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of any class of equity Securities of ESCO or any Affiliate of ESCO, on terms that are less favorable to ESCO or such Subsidiary of ESCO, other than those that might be obtained at the time from Persons who are not such a holder or Affiliate other than transactions for the purpose of financing prepaid broker commissions at then-prevailing market rates.

7.8Line of Business.  Neither ESCO nor any Subsidiary of ESCO shall engage in any business other than the Retail Gas Business, Retail Power Business, or any other businesses reasonably related or ancillary thereto and performing under the Transaction Documents and any activities incidental or related thereto to the extent not prohibited under the Transaction Documents.

7.9Restricted Payments.  Neither ESCO nor any Subsidiary of ESCO shall declare or pay any dividends or distributions (other than in additional Securities) or return any capital to its members or authorize or make any other distribution, payment, or delivery of property or cash to its members as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any of its Securities, now or hereafter outstanding (or any warrants or options or stock appreciation rights in respect of any such Securities), or set aside any funds for any of the foregoing purposes; provided, however, that any distributions (i) by ESCO to any Subsidiary of ESCO or (ii) by any Subsidiary of ESCO to ESCO or (ii) made in accordance with Section 12, shall be permitted.

7.10Risk Management and Credit Collection Policy.  Neither ESCO nor any Subsidiary of ESCO shall (a) fail to comply with, or, except as permitted under Section 6.13, amend, restate, supplement or waive, in any material respect, any provision or term of the Risk Management Policy, (b) amend, restate or supplement, in any material respect, any provision or term of the Credit and Collection Policy or (c) fail to comply with, or waive compliance with, in any material respect, the Credit and Collection Policy.

7.11Billing Software.  Neither ESCO nor any Subsidiary of ESCO shall replace its computer software used to invoice Customers in the Retail Gas Business or Retail Power Business without providing prior written notice to Originator.

7.12No Other Accounts.  Neither ESCO nor any Subsidiary of ESCO shall establish, maintain or permit to be maintained any “deposit account” or “securities account” (each as

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defined in the UCC) or other account (including, without limitation, any lockbox or associated postal box) in the name of ESCO, other than the ESCO Controlled.

7.13Changes in Fiscal Periods.  Neither ESCO nor any Subsidiary of ESCO shall permit the fiscal year of ESCO or any Subsidiary of ESCO to end on any day other than December 31 or change the method of determining fiscal quarters of ESCO or any Subsidiary of ESCO without the prior written consent of Originator.

7.14Customer Concentration Limit.  ESCO shall not permit the Customer Concentration Percentage for commercial and industrial Customers and residential Customers that are not located in POR Markets to exceed the percentage cap for same set forth on Exhibit D, unless approved in writing by Originator; provided, however, it shall not be an Event of Default if any breach of the foregoing is remedied or waived within thirty (30) days after written demand is provided to ESCO.

7.15Permits.  Neither ESCO nor any Subsidiary of ESCO shall abandon, terminate or permit to lapse any Permit existing on the date hereof or thereafter acquired by ESCO or any Subsidiary of ESCO that may be necessary to operate the Retail Gas Business and Retail Power Business, as applicable, unless agreed by Originator or unless the failure to have such Permit would not reasonably be expected to cause a Permit Material Adverse Effect.

7.16Certain Contracts.  Neither ESCO nor any Subsidiary of ESCO shall terminate, materially breach or otherwise cause or permit to terminate (for reason other than the end of the stated term) any contract set forth, or required to be set forth in Schedule 5.6, unless such termination or breach would not reasonably be expected to cause a Material Adverse Effect.

7.17Portfolio Margin.  ESCO shall not undertake a portfolio of Customer Contracts with, and shall not enter into new Customer Contracts that, if entered, would cause ESCO’s portfolio of Customer Contracts to have a weighted average (by volume) Gross Margin per MWh or MMBtu, as applicable, plus the mark-to-market values of any applicable hedges, less than zero; provided, however, it shall not be an Event of Default if any breach of the foregoing is remedied or waived within thirty (30) days after written demand is provided to ESCO.

7.18Governmental Limitation.  ESCO shall not permit the aggregate volume of Commodity Transactions with Customers that are Governmental Authorities to exceed 25% of the total aggregate volume of ESCO’s portfolio of Commodity Transactions without Originator’s prior written consent; provided, however, it shall not be an Event of Default if such failure is remedied or waived within thirty (30) days after written demand is provided to ESCO; and, provided, further, that the foregoing shall not apply with respect to public school districts, municipal aggregation communities and villages or local municipalities even if the foregoing are otherwise treated as Governmental Authorities.

7.19Term of Fixed Price Contracts.  Neither ESCO nor any Subsidiary of ESCO shall permit any Fixed Price Contract to exceed a term of four (4) years; provided, however, it shall not be an Event of Default if any breach of the foregoing is remedied or waived within thirty (30) days after written demand is provided to ESCO.

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7.20Contract Ratios.

(a)ESCO shall, at all times, maintain a “matched risk book” with respect to Fixed Price Contracts that involve the purchase and sale of electric power, such that the net exposure on the sell side and buy side all such Fixed Price Contracts shall not expose ESCO to a mismatch risk of more than 10% of the total volume of such Fixed Price Contracts.

(b)ESCO shall, at all times, maintain a “matched risk book” with respect to Variable Price Contracts that involve the purchase and sale of electric power, such that the net exposure on the sell side and buy side all such Variable Price Contracts shall not expose ESCO to a mismatch risk of more than 10% of the total volume of such Variable Price Contracts during the next 30 days.

(c)For any calendar month, ESCO shall not permit the aggregate volume of Variable Price Contracts to be less than 10% of the aggregate realized volume of ESCO’s portfolio of Customer Contracts.

7.21No Prepay to Affiliated Brokers.  Neither ESCO nor any Subsidiary of ESCO shall prepay any broker that is an Affiliate of ESCO or such Subsidiary of ESCO.

7.22Customer Contracts.  Neither ESCO nor any Subsidiary of ESCO shall enter into any material Customer Contract other than an Approved Customer Contract, unless approved by Originator.

Section 8.CERTAIN FEES AND EXPENSES

8.1Monthly Fees.  ESCO shall, on each Monthly Payment Date, pay to Originator an amount equal to the sum of the Credit Fee – Power Transactions, the Credit Fee – Gas Transactions, Credit Fee – REC Transactions and Credit Fee – Capacity Transactions.

8.2REC Penalty Reimbursement.  Where applicable, ESCO shall reimburse EDFT NA for and be responsible for the cost incurred by EDFT NA, if any, with respect to REC penalties assessed by any regional transmission organization or independent system operator related to ESCO (provided such penalties do not result (i) from EDFT NA’s failure to purchase RECs on behalf of ESCO after EDFT NA has been given reasonable advance notice by ESCO that it is to purchase such RECs and such RECs are available for purchase, or (ii) primarily from any other action or omission or Originator or any Affiliate thereof).

8.3Pricing Adjustments.  ESCO acknowledges and agrees that the pricing and allocation of certain costs and expenses between the Parties are based on laws and market regulation in effect on the Effective Date.  Reasonable adjustments to the pricing and allocation of fees and expenses shall be made by the Parties upon the request of a Party, for new Transactions entered into after changes in law or market regulation to reflect the increased or decreased out-of-pocket costs resulting from such changes in law or market regulation or to otherwise account for new or additional products or services required by ESCO; provided, however, that any such increase or decrease shall be charged to ESCO on a pass through basis

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without mark-up by EDFT NA (unless otherwise addressed in this Agreement).  Each Party agrees to provide the other Parties with at least thirty (30) days advance written notice of any such pricing adjustments (unless such pricing adjustments are applicable on a shorter notice period, in which case such notice shall be as soon as reasonably practical) together with an explanation thereof.  With respect to any applicable price increase or decrease attributable to an increase or decrease in Applicable Market fees, charges, or other amounts assessed by Applicable Market, as the case may be, if feasible, ESCO may notify EDFT NA of its election within ten (10) days (or such earlier time when such pricing adjustments become effective) of its receipt or delivery of the applicable notice, instead of settling such price increase or decrease with EDFT NA in a new Transaction, that such increase or decrease shall be settled as a pass through charge payable by the appropriate Party.

8.4Payments.  Payment of any amounts due and owing under this Agreement shall be due and payable by ESCO on the dates specified for payment of Power and Gas Transactions in the ISDA Agreement and otherwise accomplished in accordance with the payment provisions of this Agreement.

Section 9.EVENTS OF DEFAULT OF ESCO

Each of the following shall constitute an Event of Default under this Agreement with respect to ESCO and its subsidiaries:

9.1Change of Control.  A Change of Control consummated without the prior written consent of Originator.

9.2Judgments; Cross Default.

(a)Any judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate at any time an amount in excess of $250,000 after any insurance coverage has been applied to such amount (and provided the insurance carrier has not denied coverage) is taken against ESCO, any cure period has expired, and a court has issued an order authorizing such judgment creditor to attach or levy upon any assets of ESCO to enforce any such judgment.

(b)(i) Any default under one or more contracts (other than the Secured Documents) in the payment of any principal of or interest on any Indebtedness in excess of $250,000 beyond any period of grace provided with respect thereto, or (ii) any default in the performance of or compliance with any term of any Indebtedness in excess of $250,000 and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any obligation to purchase or repay Indebtedness in excess of $250,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require ESCO to purchase or repay such Indebtedness.

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9.3Failure to be in Force and Effect; Credit Support Default.  At any time after the execution and delivery thereof, (a) any Secured Document, any guarantee issued to Originator in connection herewith or any provision of such documents, for any reason other than the satisfaction in full of all obligations thereunder, shall (i) cease to be in full force and effect (other than in accordance with its terms), (ii) be terminated by ESCO or any Affiliate of ESCO or (iii) be declared to be null and void; (b) Originator shall not have a valid and perfected First Priority Lien in any material Collateral, except as permitted hereunder or under the Security Documents, purported to be covered by the Security Documents; (c) ESCO shall contest the validity or enforceability of any Secured Document or any provision thereof in writing or deny in writing that it has any further liability under any Secured Document or any provision thereof; or (d) any Credit Support Provider shall contest the validity or enforceability of any Secured Document to which it is a party or any provision thereof in writing or deny in writing that it has any further liability under any Secured Document to which it is a party or any provision thereof unless ESCO provides cash collateral in an amount equal to all then outstanding Secured Obligations within one (1) Business Day of any such act by a Credit Support Provider.

9.4Discounted Asset Coverage Test.  At any time, failure by ESCO to satisfy the Discounted Asset Coverage Test (as described in Schedule 9.4 attached hereto) and such failure is not remedied or waived within thirty (30) calendar days after written notice of such failure is given to ESCO.

9.5Minimum Adjusted Equity Requirement.  At any time, failure by ESCO to satisfy the minimum Adjusted Equity requirement (as described in, and subject to the cure periods of, Section 6.18).

9.6Breach of Facility Size.  At any time, the Facility Utilization exceeds the Approved Facility Size, and is not remedied or waived within thirty (30) calendar days after written notice of same is provided to ESCO.

9.7Breach of Deferred Supply Amount.  At any time the Deferred Supply Amount shall exceed the Maximum Deferred Supply Amount and such condition is not remedied or waived within five (5) Local Business Days after written notice of such condition is given to ESCO or (b) the Deferred Supply Amount is not paid in full by the next regularly scheduled Payment Date per Section 3.7 and such condition is not remedied or waived within five (5) Local Business Days after written notice of such condition is given to ESCO.

9.8Regulatory Material Adverse Effect.  ESCO shall fail to materially comply with any material and applicable regulations imposed by Law, and such failure would reasonably be expected to result in a Material Adverse Effect.

9.9Weighted Average Contract Life.  As of the last day of any calendar month, the Weighted Average Contract Life for (a) Fixed Price Contracts with commercial and industrial Customers shall exceed thirty-six (36) months or (b) Fixed Price Contracts with residential Customers shall exceed thirty-six (36) months, and in each case, such condition is not remedied or waived within thirty (30) calendar days after written notice of such condition is provided to ESCO.

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9.10Repudiation of Agreements.  ESCO repudiates the validity or enforceability of this Agreement or any of the Transaction Documents.

9.11Covenant Violation; Failure to Perform.  Except where a specific failure to perform is otherwise provided herein, failure by ESCO to comply with any affirmative or negative covenant or performance obligation of ESCO under this Agreement and such failure is not remedied within thirty (30) calendar days after written notice of such failure is given to ESCO (or such different period if expressly set forth in other provisions of this Agreement).

9.12Payment Default.  ESCO shall fail to make, when due, any payment under this Agreement required to be made by it if such failure is not remedied on or before the fifth (5th) Local Business Day after notice of such failure is given to ESCO.

9.13ISDA Agreement.  A Termination Event under the ISDA Agreement occurs in respect of ESCO and an Early Termination Date is declared thereunder.

9.14Bankruptcy.  A Bankruptcy Event occurs with respect to ESCO.

9.15Representations and Warranties.  Any representation or warranty made or repeated or deemed to have been made or repeated by ESCO in this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated.

Section 10.EVENTS OF DEFAULT OF ORIGINATOR and EDFT NA

Each of the following shall constitute an Event of Default under this Agreement with respect to Originator and EDFT NA:

10.1Payment Default.  Failure by Originator or by EDFT NA to comply with any obligation set forth in Section 3 of this Agreement or failure by Originator or by EDFT NA to pay ESCO any amount owing to ESCO under this Agreement within five (5) Local Business Days after written notice of such failure is given to Originator or to EDFT NA, as applicable.

10.2ISDA Agreement.  An Event of Default or Termination Event (each as defined in the ISDA Agreement) under the ISDA Agreement occurs in respect of EDFT NA and an Early Termination Date (as defined in the ISDA Agreement) is declared thereunder.

10.3Covenant Violation; Failure to Perform.  Failure by Originator or by EDFT NA to comply with any affirmative or negative covenant or performance obligation of Originator or of EDFT NA, as applicable, under this Agreement and such failure is not remedied or waived within thirty (30) Local Business Days after written notice of such failure is given to Originator or to EDFT NA, as applicable.

10.4Representations and Warranties.  Any representation or warranty made or repeated or deemed to have been made or repeated by Originator or EDFT NA in this Agreement proves to have been incorrect or misleading as to such Person in any material respect when made or repeated or deemed to have been made or repeated.

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10.5Repudiation of Agreements.  Originator or EDFT NA repudiates the validity or enforceability of this Agreement or any of the Transaction Documents.

10.6Bankruptcy.  The occurrence of a Bankruptcy Event in respect of Originator or EDFT NA.

Section 11.REMEDIES

11.1Remedies Generally.  The rights of each Party under this Agreement are in addition to, and not in limitation or exclusion of, any other rights such Party may have (whether by agreement, operation of law or otherwise).  Upon the occurrence of and during the continuation of any Event of Default (after passage of any applicable cure period) under this Agreement on the part of a Party (the “Defaulting Party”), the non-Defaulting Party may in addition to any remedies available at law or in equity:  (a) suspend (or, as applicable, cause its Affiliate to suspend) its performance under any Transactions existing under the ISDA Agreement; (b) discontinue the execution of any Transactions under this Agreement; (c) suspend its performance of its obligations under this Agreement generally; (d) take any action that it may otherwise be entitled to take as provided in the Transaction Documents; and (e) terminate this Agreement and pursue any damages that may be available at law or in equity against the Defaulting Party; provided, however, if an Event of Default shall occur with respect to ESCO under Section 9.6, which is not also an Event of Default under Section 9.4, then Originator and EDFT NA shall be limited to the remedy contained in Section 11.1(b).

11.2Hedge Strategy Compliance Transactions.  Upon the occurrence of an Event of Default pursuant to Section 9.4 or the breach by ESCO of Section 7.10, Originator shall, in addition to any other rights Originator may have pursuant to this Agreement or otherwise, have the right, but not the obligation to, for the account of ESCO and without assumption of any obligation to take any such action in the future, cause EDFT NA on commercially reasonable terms that are at EDFT NA’s costs without mark-up to unilaterally execute Transactions with ESCO under this Agreement with an objective to cause ESCO to be in compliance with the Risk Management Policy or the Discounted Asset Coverage Test, as the case may be.

11.3Indemnification.  In the event an Event of Default occurs under this Agreement, the Party in default will, on demand, indemnify and hold harmless the other Parties to this Agreement for and against all reasonable out-of-pocket expenses, including legal fees, and execution fees, incurred by such other Parties by reason of the enforcement and protection of its rights under this Agreement and the ISDA Agreement, including, but not limited to, costs of collection.

11.4Interim Remedies.  Upon the occurrence and continuation of an Event of Default, Potential Event of Default, or Termination Event and in addition to the other remedies set forth this Article, Originator may (a) require that ESCO immediately suspend activities with respect to contracting with or entering into new Customer Contracts with prospective Customers outside the course of ordinary business (including specifically with the entering into such new Customer Contracts at below then-prevailing prices for such contracts as falling outside of the ordinary course of business); (b) withhold Originator’s consent that would allow ESCO to enter into new

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markets or areas of operation; (c) require that ESCO immediately refrain from entering into any material third party agreements (other than Customer Contracts and renewals and other modifications of existing agreements in the course of ordinary course of business); (d) require that ESCO immediately refrain from hiring new employees or entering into arrangements with third party consultants; (e) require that ESCO not implement salary increases even if previously set forth in the Budget; and (f) if such Event of Default, Potential Event of Default or Termination Event includes (i) ESCO’s Adjusted Equity being negative, and (ii) ESCO failing the Discounted Asset Coverage Test (which situation is not remedied within thirty (30) days therefrom), immediately appoint a third party representative at EDF’s cost to oversee the day to day operations of ESCO for a period of up to ninety (90) days, in which case ESCO shall consult with such representative and where required by Originator, follow the instructions of such representative in the context of continuing operations, curing any Events of Default, making disposition and sale of assets, liquidating commodity positions and engaging in such other activities as such representative and Originator may require.

Section 12.PAYMENTS FROM ACCOUNTS

12.1ESCO Controlled Accounts.  During the Term, ESCO agrees on behalf of itself and its Subsidiaries, to which these representations and warranties and covenants shall apply on a consolidated basis, where applicable, unless otherwise noted:

(a)ESCO does and shall hold all money and Cash Equivalents of ESCO in the ESCO Controlled Accounts.

(b)ESCO shall direct all payments on receivables, collections of receivables, and other proceeds of the Collateral to be deposited promptly to the ESCO Revenue Account (and to no other account).  Without limiting the foregoing, ESCO shall in any event cause all such payments and other proceeds that are not deposited directly to the ESCO Revenue Account to be transferred to and held in the ESCO Revenue Account within five (5) Local Business Days of ESCO’s receipt of same.

(c)ESCO Revenue Account.  Unless otherwise directed by Originator during the existence of a Specified Potential Event of Default, an Event of Default or Termination Event or following the occurrence of a Termination Event or an Early Termination Date, all amounts that are available for distribution from the ESCO Revenue Account shall be applied upon direction of ESCO at the following times (and as otherwise reasonably requested by ESCO) and in the following order of priority (to the extent such distributions would not reasonably be expected to result in a Specified Potential Event of Default or an Event of Default or a Termination Event or an Early Termination Date); provided, in each case, that ESCO has given Originator no fewer than two (2) Local Business Days’ notice of the intended distribution amount with reasonable written supporting documentation:

(i)First, on each Bi-Monthly Payment Date, to the extent funds are available for disbursement in the ESCO Revenue Account, to the ESCO Company Account in an amount equal to the General and Administrative Expenses (but not in excess of, when combined with all other General and Administrative Expenses

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disbursed on such Bi-Monthly Payment date by ESCO, the Maximum General and Administrative Expenses as of such Bi-Monthly Payment Date) and Approved Capital Expenditures to be incurred by ESCO prior to the next Bi-Monthly Payment Date reduced by the amount on deposit in the ESCO Company Account immediately prior to such payment on each Local Business Day;

(ii)Second, on each Local Business Day, to the extent that funds are available for disbursement in the ESCO Revenue Account, for transfer to the ESCO Company Account for the payment of amounts due to (A) to TDSPs, LDCs, and similar utility, transmission or transportation entities any charge amounts and deposits, (B) to taxing authorities, any amounts owed with respect to sales, local, gross receipts, “Public Utility Commission”, or other taxes, (C) deposits and amounts owed to other Governmental Authorities, (D) amounts owed to ISOs or RTOs for balancing energy and related services, and (E) reimbursement for amounts drawn plus interest (cash collateral, LCs, guarantees, bonds);

(iii)Third, on each Local Business Day, to the extent that funds are available for disbursement in the ESCO Revenue Account, to the ESCO Company Account for amounts due to Controlled Account Institutions in an amount equal to the service charges then due in connection with maintaining the ESCO Controlled Accounts;

(iv)Fourth, on the last Local Business Day that is five (5) days immediately preceding each January 15, April 15, June 15 and September 15 of each calendar year (each, a “Tax Distribution Date”) or otherwise on the date that any such taxes are due and owing the to the applicable taxing authority, and to the extent funds are available, to the ESCO Investment Account in an amount equal to ESCO’s good faith estimate of the Permitted Tax Distribution amount as of such Tax Distribution Date, with the amount of such payment to be verified by Originator; provided, however, if the total Permitted Tax Distributions for a calendar year exceed the amount of tax due for such calendar year, then ESCO shall return any such excess to the ESCO Controlled Account;

(v)Fifth, on each Local Business Day, to the extent that funds are available for disbursement in the ESCO Revenue Account, to the ESCO Company Account in an amount equal to the amount due to third parties with which ESCO has entered into transactions pursuant to the terms of Section 4.1 and for deposits required to be maintained with such third parties related to such transactions;

(vi)Sixth, on each Monthly Payment Date, to the extent that funds are available for disbursement in the ESCO Revenue Account, to Originator in the amount equal to all amounts then due and payable to Originator for interest on outstanding Deferred Supply Amounts and for an amount equal to the aggregate amount necessary to reimburse Originator for any amount drawn by any

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beneficiary of any cash collateral or guarantee or similar credit support instrument provided by Originator (or any Affiliate of Originator) pursuant to Section 3.4 and any amount paid by Originator (or any Affiliate of Originator) to any beneficiary of any guaranty or similar credit support instrument provided by Originator (or any Affiliate of Originator) pursuant to Section 3.4, in each case, together with interest accrued on such amounts as contemplated by Section 3.4;

(vii)Seventh, on each Local Business Day, to the extent that funds are available for disbursement in the ESCO Revenue Account, to Originator in an amount up to the outstanding Deferred Supply Amount;

(viii)Eighth, on each Monthly Payment Date, to the extent that funds are available for disbursement in the ESCO Revenue Account, to the ESCO Investment Account to the extent that there is no Event of Default, Potential Event of Default or Termination Event and that after such transfer the Discounted Asset Coverage Ratio equals no less than 1.7 and the minimum Adjusted Equity position described in Section 6.18 is maintained;

(ix)Ninth, on each Monthly Payment Date, to the extent that funds are available for disbursement in the ESCO Revenue Account, to EDFT NA in the amount of the Outstanding Payable Amount then due and payable;

(x)Tenth, on each Monthly Payment Date, to the extent that funds are available for disbursement in the ESCO Revenue Account, to Originator and EDFT NA in an amount equal to all amounts then due and payable to Originator and to EDFT NA under the Secured Documents not previously paid pursuant to items (i) through (ix) above; and

(xi)Eleventh, on each Monthly Payment Date, so long as (A) the Discounted Asset Coverage Test would be satisfied after giving effect to any proposed distribution, (B) the Deferred Supply Amount balance is zero Dollars ($0), (C) after giving effect to any proposed distribution, ESCO shall meet or exceed minimum Adjusted Equity requirements outlined in Section 6.18, and (D) to the extent that funds are available for disbursement in the ESCO Revenue Account, to the ESCO Investment Account in an amount equal to the Distributable Cash as of such date.

(d)ESCO Customer Deposit Account.  To the extent required by rule or order of the applicable regulatory agency and unless otherwise directed by Originator during the existence of a Specified Potential Event of Default, an Event of Default or Termination Event or following the occurrence of a Termination Event or an Early Termination Date, all amounts that are available for distribution from any ESCO Customer Deposit Account shall be applied upon direction of ESCO (to the extent such distributions would not reasonably be expected to result in a Specified Event of Default or an Event of Default or a Termination Event or an Early Termination Date):

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(i)to the ESCO Company Account in an amount equal to the amount of refundable Customer deposits and, to the extent required by rule or order of the applicable regulatory agency, Customer credit balances permitted to be applied to the applicable Customers’ payment obligations since the last such transfer under this clause; and

(ii)to any Customer of ESCO in an amount equal to the amount of refundable Customer deposits and, to the extent required by rule or order of the applicable regulatory agency, Customer credit balances due and owing to such Customer in accordance with the Credit and Collection Policy.

(e)ESCO Company Account.  All amounts that are available for distribution from the ESCO Company Account, shall (to the extent such distributions would not reasonably be expected to result in a Potential Event of Default, an Event of Default, a Termination Event or an Early Termination Date) be distributed by ESCO to pay the Operating Expenses and Approved Capital Expenditures of ESCO that are then due and payable.

(f)ESCO Investment Account.  All amounts that are available in the ESCO Investment Accounts may be retained by ESCO for investment in ESCO in any manner not prohibited hereunder or distributed by ESCO to its members, as determined by ESCO in its sole discretion.

(g)ESCO LC Collateral Accounts.  ESCO shall direct all cash posted by Originator as collateral for the issuance of a letter of credit pursuant to Section 3.4 to be deposited promptly to an ESCO LC Collateral Account (and to no other account).  On the third (3rd) Local Business Day after the amount of any letter of credit supported by such collateral is reduced as a result of expiration, cancellation, or return, all amounts that are available for disbursement from the ESCO LC Collateral Account in respect of the applicable letter of credit shall be disbursed to Originator for an amount equal to the aggregate amount necessary to reimburse Originator.

(h)ESCO Vendor Payment Accounts.  ESCO may deposit cash prepayments required by any third-party vendors or service providers in ESCO’s ordinary course of business into the ESCO Vendor Payment Accounts.  On the third (3rd) Local Business Day after any amounts deposited in any ESCO Vendor Payment Account are available for disbursement to ESCO, such amounts shall be disbursed to the ESCO Revenue Account.

(i)If the amounts on deposit in any ESCO Controlled Account are not sufficient to make required payments, that condition shall not relieve ESCO of its obligations to make such payments when due and payable.

(j)During the existence of a Specified Potential Event of Default or an Event of Default or following the occurrence of a Termination Event or an Early Termination Date, all amounts that are deposited or held in the ESCO Controlled Accounts shall be applied as reasonably determined by Originator in its sole discretion, and Originator may issue instructions to the applicable Controlled Account Institution.

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(k)ESCO shall maintain in effect and perform all of ESCO’s material obligations under each Control Agreement to which ESCO is a party, without modification thereto, except as approved in writing by Originator.

(l)Without limiting the rights of the Parties to equitable relief with respect to other provisions of this Agreement, the Parties agree that in the event of any actual or threatened breach of the terms or conditions of this Section 12.1, the party who is or is to be thereby aggrieved shall have the right of specific performance and injunctive relief to give effect to such terms and conditions to the extent permitted by applicable Law.

(m)If a payment received from a Customer is erroneously deposited into any ESCO Controlled Account, then such deposit may be transferred to the appropriate ESCO Controlled Account, notwithstanding the other provisions hereof.

(n)The parties acknowledge that pursuant to standing wire instructions agreed to by Originator and ESCO under the Deposit Account Control Agreement with respect to the Revenue Account, amounts in the Revenue Account may distributed to an account of EDF (“EDF Account”) prior to the distributions contemplated by this Section 12.   Originator agrees that (i) Section 12.1(c) shall apply to any such amounts deposited into the EDF Account mutatis mutandis and (ii) Originator will make all payments from funds deposited from the Revenue Account to the EDF Account as if such funds were held in the Revenue Account.

Section 13.REPRESENTATIONS AND WARRANTIES OF ORIGINATOR AND EDFT NA

Each of Originator and EDFT NA represents and warrants to ESCO as of (i) the Effective Date and (ii) on each date that ESCO enters into a Transaction:

13.1Existence; Qualification and Power; Compliance with Laws.  Originator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in every jurisdiction in which it is required to be so qualified, except where failure to be so qualified would not reasonably be expected to materially and adversely affect the ability of Originator to perform its obligations under this Agreement.  EDFT NA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business and is in good standing in every jurisdiction in which it is required to be so qualified, except where failure to be so qualified would not reasonably be expected to materially and adversely affect the ability of EDFT NA to perform its obligations under this Agreement.  Each of Originator and EDFT NA (i) has received all material governmental and regulatory approvals, licenses and authorizations necessary for the conduct of its business and is in good standing thereunder; and (ii) is in compliance will all Laws, except to the extent that a failure to be in compliance would not reasonably be expected to materially and adversely affect Originator’s or EDFT NA’s ability to perform its obligations under this Agreement.

13.2Enforceability.  This Agreement constitutes the legal, valid and binding obligations of Originator and of EDFT NA, enforceable against them in accordance with its

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terms, except as enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by general equity principles, whether such enforceability is considered in a proceeding at law or in equity.

13.3Due Authorization.  The execution, delivery and performance of this Agreement by Originator and by EDFT NA have been and remain duly authorized by all necessary limited liability company action and does not and will not conflict with any provisions of Originator’s or of EDFT NA’s Organizational Documents, any applicable Law, or any material agreement or instrument to which Originator or EDFT NA is a party or by which Originator or EDFT NA, or Originator or EDFT NA’s property or assets may be bound or affected.

13.4Government Authorizations; Other Consents.  All governmental or regulatory consents, authorizations, approvals, registrations and declarations required for the due execution, delivery and performance by Originator and by EDFT NA of this Agreement, the ISDA Agreement and the other Transaction Documents to which Originator or EDFT NA is a party have been obtained from or, as the case may be, filed with the relevant Governmental Authorities having jurisdiction over Originator and EDFT NA, as applicable, and remain in full force and effect, and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any Governmental Authority is required for such execution, delivery or performance of this Agreement or the other Transaction Documents.

13.5Litigation.  There are no Proceedings at law or in equity, or before or by any court or other Governmental Authority that are pending or, to the knowledge of Originator or of EDFT NA, as applicable, threatened against or affecting Originator or EDFT NA, or any property of Originator or EDFT NA that, if determined adversely to Originator or to EDFT NA, would reasonably be expected to have a Material Adverse Effect.  Neither Originator nor EDFT NA is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Governmental Authority, except for those that would not reasonably be expected to result in a Material Adverse Effect.

Section 14.MISCELLANEOUS

14.1Confidentiality.

(a)Except as provided in Section 14.1(a), each Party agrees to hold in confidence, and not use except in connection with this Agreement and the other Transaction Documents, any information imparted to it by the other Party which pertains to Originator’s or ESCO’s, as the case may be, business activity in any manner, including, without limitation, proprietary processes, technical information and know-how, information concerning such Party’s management policies, economic policies, financial and other data (“Confidential Information”).  Confidential Information shall not include:  (i) information furnished without restriction by one Party to the other; (ii) information in the public domain (other than as a result of a breach of this Agreement); or (iii) information obtained by one Party from a Third Party not to its knowledge under an obligation of nondisclosure to Originator or ESCO, as the case may be.  This obligation

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shall continue to remain in full force and effect during the Term of this Agreement and for two (2) years after the date of termination or expiration of this Agreement.

(b)Either Party shall have the right to disclose Confidential Information to (i) any Governmental Authority (in each case, to the extent required or requested by any such entity); provided, that, to the extent permitted by applicable Law, notice shall be given to the other Party with as much advance written notice as is practical under the circumstances to enable such party to seek a protective order; (ii) its officers, directors, employees, agents, advisors, auditors, legal counsel and insurers; (iii) its Affiliates; (iv) lenders, potential lenders, investors (direct or indirect), potential investors (direct or indirect) of such Party; (v) bona fide potential purchasers of an interest in the Retail Gas Business or Retail Power Business, provided, any such recipient in subsections (ii) through (v) (collectively, “Representatives”) above are advised of the restrictions in this Section 14.1 with respect to Confidential Information Each Party will be responsible for its Representatives’ breach of this Agreement.  Lenders shall be entitled to disclose Confidential Information to any Governmental Authority (in each case, to the extent required by any such entity) and to their advisors, auditors, insurers and supervisory bodies.  Without limiting the foregoing, Originator and EDFT NA acknowledge that ESCO will be required to disclose the terms of this Agreement with the SEC, which disclosure is publicly available, pursuant to the terms of the Exchange Act.

14.2Change of Control.  In the event there is a proposed Change of Control, ESCO shall observe the following protocols:

(a)ESCO shall provide no less than thirty (30) days prior written notice to Originator of any such proposed Change of Control along with all related documentation and information regarding the proposed transaction and the new control entity;

(b)Within five (5) Local Business Days thereafter Originator shall notify ESCO of whether it agrees to proposed Change of Control and any conditions to its consent;

(c)Within five (5) Local Business Days thereafter, ESCO shall notify Originator as to whether it agrees to such required conditions;

(d)If Originator consents to the proposed Change of Control with no conditions or if ESCO agrees to and performs and/or complies with Originator’s conditions, the Change of Control may be consummated and it shall not be an Event of Default hereunder; and

(e)If Originator does not consent to the proposed Change of Control or ESCO does not accept Originator’s conditions, and ESCO decides to effectuate the contemplated Change of Control, ESCO shall terminate this Agreement on or prior to the effective date of the Change of Control pursuant to Section 2.2 provided that notwithstanding Section 2.2 to the contrary, ESCO may provide the written notice of the date of termination within five (5) Local Business Days of the effective date of the Change of Control.  For the avoidance of doubt, nothing in this clause (e) is intended to waive the Early Termination Fee that may be due under Section 2.3.

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14.3Certain Agreements Regarding Relationship.  The Parties agree the relationship between Originator and EDFT NA, on the one hand, and ESCO, on the other hand, established under the Secured Documents is not a joint venture, partnership, or agency relationship, and that ESCO will be solely responsible for conducting and managing the business activities of ESCO, including performing under the Customer Contracts.  The Parties agree that nothing in the Secured Documents shall be deemed to constitute or be construed as making the contractors or agents of ESCO the contractors or agents of Originator or EDFT NA, or making Originator or EDFT NA the contractors or agents of ESCO.  In addition, nothing in the Secured Documents shall be construed to create a joint or co-employment relationship between the Parties.

(a)Each Party agrees not to misrepresent to third parties the relationship such Party has with the other Party, as such relationship is described in the Secured Documents.  Each Party shall have the right to review and approve all press releases of the other Party and any of its Affiliates mentioning, making reference to, or implying that Originator or EDFT NA is associated with ESCO.

(b)To the extent permitted by applicable Law, each Party hereby waive the Texas Deceptive Trade Practices Act—Consumer Protection Law, TEX. BUS. & COM. CODE §§17.41—63.

14.4Photocopied Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed an original but all of which together will constitute one and the same instrument.  Furthermore, a facsimile or photocopied counterpart of this Agreement will be sufficient to bind a party hereto to the same extent as an original.

14.5Severability.  The invalidity, in whole or in part, of any of the foregoing Sections or provisions of this Agreement will not affect the validity of the remainder of such Sections or provisions.

14.6Entire Agreement.  This Agreement together with the Transaction Documents contains the complete agreement between Originator and ESCO with respect to the subject matter of this Agreement and supersedes all other agreements, whether written or oral, with respect to the matters contained therein.

14.7Amendment.  No modification, amendment, or other change will be binding on any Party unless consented to in writing by all Parties to this Agreement.

14.8Assignment.  No assignment or transfer of this Agreement by a Party or such Party’s rights or obligations hereunder shall be effective without the written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided that (i) Originator may assign its rights (but not its obligations) without obtaining the consent of ESCO in connection with any financing arrangements undertaken by Originator where this Agreement or any of the collateral of ESCO that is the subject of the Security Documents is pledged in connection with any such financing arrangements, and (ii) Originator may transfer or assign its rights and obligations hereunder to an Affiliate of Originator, including without limitation, EDFT

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NA or to any entity succeeding to all or substantially all of the assets of Originator.  Any purported assignment in contravention of this Section 14.8 shall be void.

14.9Notices.  All notices required or provided for in this Agreement shall be in writing and shall be delivered as follows:

If to EDFT NA:

EDF Trading North America, LLC
Attention:  General Counsel and Contract Administration
4700 W. Sam Houston Parkway N. Suite 250
Houston, TX  77041
Telephone:  281-781-0333
Facsimile:  281-653-1454

If to Originator:

EDF Energy Services, LLC
4700 W. Sam Houston Parkway N., Suite 250
Houston, TX  77041
Attn:  General Counsel
Telephone:  281-781-0333
Facsimile:  281-653-1454

If to ESCO:

Summer Energy, LLC
5847 San Felipe Street #3700
Houston, TX 77057

Attention:  Jaleea P. George
Telephone:  713-375-2793
Facsimile:  713-481-8470
Email:  jgeorge@summerenergy.com

With a copy to (which shall not constitute notice):

Kirton McConkie PC

50 E. South Temple

Salt Lake City, Utah 84111

Attention: Alexander N. Pearson

Telephone: 801-328-3600

Facsimile: 801-212-2006

Notices shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile.  Notice will be deemed

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effective as indicated:  (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by telex, on the date it is delivered; (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or (v) if sent by electronic messaging system, on the date that electronic message is received; unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.  A Party may change its addresses by providing notice of same in accordance herewith.

14.10Additional Documents and Actions.  ESCO agrees to execute and deliver to Originator such other such additional documents, and take such additional actions, as may be reasonably required by the other to effect the interest of this Agreement, to cure grammatical or typographical errors, to make corrections generally to this Agreement, or to perfect the security interest in any collateral described in the Security Documents.

14.11Waiver.  Failure by either Party to exercise any of its rights under this Agreement shall not constitute a waiver of such rights.  Neither Party shall be deemed to have waived any right resulting from any failure to perform by the other unless it has made such waiver specifically in writing.

14.12Captions.  The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.  The headings are inserted for convenience and are to be ignored for the purposes of construction.  The Schedules and Exhibits to this Agreement form part of this Agreement and will be of full force and effect as though they were expressly set forth in the body of this Agreement.

14.13No Third Party Beneficiary.  This Agreement is for the sole and exclusive benefit of the Parties hereto and shall not create a contractual relationship with, or cause of action in favor of, any other party.

14.14Governing Law and Venue.

(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF

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THIS AGREEMENT, EACH OF ESCO, EDFT NA AND ORIGINATOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.  EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c)EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.15EDFT NA.  EDFT NA joins in the execution of this Agreement in respect of the obligations specified herein that are personal to EDFT NA, and to acknowledge and agree to the arrangements set forth herein.  Unless an Event of Default in respect of ESCO has occurred and is continuing, EDFT NA agrees:  (i) that ESCO shall have no obligation to provide credit support to EDFT NA pursuant to the ISDA Agreement, (ii) to look solely to Originator with respect to all credit posting obligations of ESCO pursuant to the ISDA Agreement, and (iii) to waive all rights it may have under the ISDA Agreement to demand adequate assurance of performance or other form of credit support pursuant to the terms of the ISDA Agreement, pursuant to section 2-609 of the UCC as, implemented by the law any jurisdiction, or pursuant to any other similar common law doctrine.

14.16Joint and Several Liability.Summer and Summer Northeast hereby agree that the obligations, covenants and agreements of ESCO hereunder shall be joint and several obligations, covenants and agreements of each of Summer and Summer Northeast, whether or not specifically stated herein without preferences or distinctions among them.

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Executed to be effective as of the 1st day of May 2018.

EDF ENERGY SERVICES, LLC

By:  /s/ Terry Nutt_____________________
Name:  Terry Nutt
Title: Chief Financial Officer

EDF TRADING NORTH AMERICA, LLC

By:  /s/ Terry Nutt_____________________
Name:  Terry Nutt
Title: Chief Financial Officer

Signature Page to Energy Services Agreement – EDF and ESCO

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SUMMER ENERGY, LLC

By: /s/ Neil Leibman__________

Name: Neil Leibman

Its: Manager

SUMMER ENERGY NORTHEAST, LLC

By: /s/ Neil Leibman__________

Name: Neil Leibman

Its: Manager

Signature Page to Energy Services Agreement – EDF and ESCO

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DEFINED TERMS ANNEX

TO ENERGY SERVICES AGREEMENT

Adjusted Equity means the consolidated equity of ESCO and ESCO’s Subsidiaries, as defined by GAAP, but adjusted for the equity impact associated with 1) the GAAP treatment of forward derivatives (i.e., forward unrealized gains and losses), and less 2) goodwill and intangible assets, each as reported in ESCO’s financial statements.

Affiliate/Affiliated means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.  For purposes of this definition, the terms “control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (a) in the case of corporate entities, direct or indirect ownership of at least a majority of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least a majority of the equity interest with the power to direct the management and policies of such non-corporate entities.

Agreement shall have the meaning assigned to such term in the Preamble to this Agreement.

Ancillary Services means ancillary services as such term is defined from time to time within, and by, an Applicable Market.

Annual Budget shall have the meaning assigned to such term in Section 6.7(b) of this Agreement.

Annual General and Administrative Expenses Cap means, for each calendar year, the amount set forth for such calendar year in Schedule I-AGAEC to this Agreement.

Applicable Market(s) means, any one or a combination of NYISO, ERCOT, PJM, MISO, ISO NE and related internal POR Markets, and such similar power or natural gas regulated markets as the Parties otherwise mutually agree.  ESCO and each of ESCO’s Subsidiaries also may provide natural gas products in territories where ESCO or such Subsidiary of ESCO already conducts its Retail Power Business.

Approved Capital Expenditures means, as of each Bi-Monthly Payment Date, the amount of capital expenditures to be incurred by ESCO and ESCO’s Subsidiaries prior to the next succeeding Bi-Monthly Payment Date; provided that the aggregate amount shall not exceed the amount of capital expenditures based on the Annual Budget (as same may be updated following any quarterly review and subsequent approval of Originator in its sole discretion not to be unreasonably withheld).

Approved Counterparty means a Person listed on Schedule I-AC attached to this Agreement which may be amended, modified or supplemented from time to time by Originator; provided that such Person: (i) has an International Swaps and Derivatives Association Master Agreement,

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an Edison Electric Institution Master Power Purchase and Sale Agreement or another master agreement in form and substance acceptable to Originator and EDFT NA in their sole discretion, consistent with Originator’s and EDFT NA’s usual practices in respect of transactions entered into by EDFT NA on its own behalf, with EDFT NA that is in full force and effect and under which no default, event, condition or circumstance exists which, with notice or the passage of time or both, would constitute an event of default thereunder, has occurred and (ii) unless otherwise specified in Schedule I-AC to this Agreement, has a long-term senior unsecured debt rating of at least Baa3 as determined by Moody’s and BBB- as determined by S&P.

Approved Counterparty Transaction shall have the meaning assigned to such term in Section 3.3(c) of this Agreement.

Approved Customer Contracts means (i) all Customer Contracts outstanding on the date of this Agreement including their respective renewals in current contract form, (ii) all Customer Contracts on (a) non-price related terms and conditions substantially the same as the form agreements attached as Exhibit B to this Agreement, (b) such other form agreements related to Customers on terms essentially similar to those allowed in Applicable Market or (c) such other form agreements as may be approved (such approval not to be unreasonably withheld, conditioned or delayed) in writing by Originator from time to time.

Approved Facility Size means the sum of (A) cash of ESCO and its Subsidiaries deposited in the ESCO Controlled Accounts, (B) the sum of (i) 75% of the Present Value of Contracts if a positive value, or 100% of the Present Value of Contracts if a negative value, (ii) 95% of the billed receivables due from Customers within 60-days (current plus 30-days aging accounts receivable) and 85% of Unbilled Receivables (net of the applicable portion of such Receivables representing taxes collected by ESCO and its Subsidiaries to be remitted to taxing authorities) that are owed from Customers that are subject to “purchase of receivables” or similar arrangements for Customers in POR Markets, (iii) 90% of billed and 80% of Unbilled Receivables (net of the applicable portion of such Receivables representing taxes collected by ESCO and its Subsidiaries to be remitted to taxing authorities and net any charges imposed by a TDSP or similar entity) that are owed from Customers located in markets that are not POR Markets, and (iv) 90% of the Credit Support Amount; (C) 85% of the market value of natural gas storage inventory net of any withdrawal costs (less the amount of any Lien in favor any storage provider on such inventory); and (D) 60% of any pre-paid assets to be realized as future cash imbedded in forward sales not otherwise included in the Present Value of Contracts (e.g., pre-paid broker commissions); provided, however, in no event shall the Approved Facility Size exceed the Maximum Approved Facility Size.

Asset Management Services shall have the meaning assigned to such term in Section 3.9 of this Agreement.

Bankruptcy Event means that a party (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they-become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or

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has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Bi-Monthly Payment Date means the fifth (5th) and the twentieth (20th) day of each calendar month; provided that if such date is not a Local Business Day, the Bi-Monthly Payment Date shall be the first preceding day that is a Local Business Day.

Capacity means electric capacity as such term is defined from time to time within, and by an Applicable Market or such other applicable regulated market as the Parties otherwise mutually agree.

Capacity Transactions means Transactions between EDFT NA and ESCO whereby EDFT NA sells Capacity to ESCO.

Capital Lease as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

Capital Lease Obligations of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease.

Cash Equivalents means, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one month after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one month after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more

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than one month from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one month after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

Cash Flow Forecast shall have the meaning assigned to such term in Section 6.7(d) of this Agreement.

Certificate shall have the meaning assigned to such term in Section 3.8 of this Agreement.

Change of Control means Summer Energy Holdings, Inc. ceasing to directly own 100% of the Equity Interests of ESCO.

Collateral shall have the meaning assigned to such term in the Security Agreement.

Collateral Release Date shall have the meaning assigned to such term in Section 2.5 of this Agreement.

Commodity Fees mean the Credit Fee – Gas Transactions, Credit Fee – Power Transactions, Credit Fee – Capacity Transactions, and the Credit Fee – REC Transactions.

Commodity Transactions mean any swap, cap, collar, floor, future, option, spot, forward, purchase, sale or similar agreement entered into in respect of any commodity, including any confirmation, supplement, annex or schedule entered into in connection therewith.

Confidential Information shall have the meaning assigned to such term in Section 14.1(a) of this Agreement.

Confirmation shall have the meaning assigned to such term in the ISDA Agreement.

Control Agreements shall have the meaning assigned to such term in the Security Documents, as amended, supplemented, or otherwise modified from time to time.

Controlled Account Institution means, with respect to any ESCO Controlled Account, the financial institution at which such account is maintained.

Credit and Collection Policy means the Credit and Collection Policy attached as Exhibit D to this Agreement.

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Credit Card Processor means any one or more credit card processors, including, but not limited to Vantiv, LLC.

Credit Card Processor Payment Instructions means written payment instructions made by ESCO or any Subsidiary of ESCO to any of its Credit Card Processors directing such Credit Card Processors (i) to direct all Receivables, including without limitation, advance payments, and refundable deposits paid by Customers or any other obligor of ESCO or any Subsidiary of ESCO by credit card to such Credit Card Processor to be deposited in an ESCO Vendor Payment Account, and (ii) to promptly make all payments of Receivables, including without limitation advance payments, and refundable deposits from the ESCO Vendor Payment Accounts, or any other account of such Credit Card Processor holding any Receivables, including without limitation advance payments, and refundable deposits, as the case may be, directly to an ESCO Controlled Account or an ESCO Controlled Account, by wire transfer or any other electronic means, and accepted by such Credit Card Processor in writing.

Credit Fee – Capacity Transactions means an amount to be determined from time to time by Originator and ESCO.

Credit Fee – Gas Transactions means, as of any date of determination, an amount equal to the product of (x) the fee for Gas Transactions set forth in Exhibit C of this Agreement and (y) the quantity of MMBtu of physical natural gas made available by EDFT NA to ESCO in the immediately preceding month under this Agreement and the ISDA Agreement.  In addition to the foregoing, component (y) shall include all MMBtu of natural gas that ESCO purchases from the applicable LDC.

Credit Fee – Power Transactions means, as of any date of determination, an amount equal to the product of (x) the fee for Power Transactions set forth in Exhibit C of this Agreement and (y) the greater of the aggregate sum of the hedged volume for all Power Transactions in an Applicable Market, and the gross volume denominated for delivery to the aggregate Customer load in such Applicable Market determined by hourly settlement interval and for the immediately preceding month under this Agreement and the ISDA Agreement.  In addition to the foregoing, component (y) shall include all MWhs purchased by ESCO in such Applicable Market.

Credit Fee – REC Transactions means, as of any date of determination, an amount equal to the product of (x) the fee for REC Transactions set forth in Exhibit C of this Agreement and (y) the total purchase price of the RECs that are the subject of a particular transaction, and were purchased or sleeved by EDFT NA, for which the Credit Fee – REC Transactions is to be calculated for the immediately preceding month.

Credit Score means the credit score determined by The D&B Corporation (or, in the event no credit score from The D&B Corporation is available, the equivalent score thereto from Equifax, Inc.).

Credit Support Amount means the aggregate exposure of Originator under the credit support provided by Originator for the benefit of ESCO which shall be determined by the amount of cash

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collateral posted and the maximum guaranteed amount of any guarantee (or similar instrument) provided pursuant to Section 3.4 of this Agreement, not to exceed the Maximum Credit Support Amount.

Credit Support Provider shall have the meaning assigned to such term in the ISDA Agreement.

Customer means any Person with an effective contract, undertaking, or agreement with ESCO or a Subsidiary of ESCO for the retail purchase of natural gas, electricity and electricity related products, capacity, RECs, Ancillary Services or other commodities or products; provided that the foregoing, may also include depending upon the context, utilities in POR Markets.

Customer Concentration Percentage means, for any Customer, with respect to any given product or commodity delivered hereunder, the ratio of (x) the sum of (i) the aggregate quantity previously delivered to, but not paid for by, such Customer under all Customer Contracts applicable to such Customer and (ii) the aggregate quantity to be delivered to such Customer under all Customer Contracts applicable to such Customer, as determined by ESCO, to (y) the sum of (i) the aggregate quantity previously delivered to, but not paid for by, Customers under all Customer Contracts and (ii) the aggregate quantity to be delivered under all Customer Contracts, as reasonably determined by ESCO using reasonable allocation and estimation procedures.

Customer Contract means each contract for the sale of natural gas, electricity, capacity, RECs, Ancillary Services or other commodities or products between ESCO, as seller, and the related Customer, as buyer.

Customer Payment Instructions means written payment instructions in form and substance approved by Originator made by ESCO or any Subsidiary of ESCO to its Customers or any other obligor of ESCO or any Subsidiary of ESCO directing such Customers or any other obligor of ESCO or any Subsidiary of ESCO to make all payments of Receivables, including without limitation advance payments, and refundable deposits directly to a ESCO Controlled Account, by check, ACH or wire transfer, and accepted by the Customer or any other obligor of ESCO or any Subsidiary of ESCO in writing or, if by credit card, to the applicable Credit Card Processor.

Defaulting Party shall have the meaning assigned to such term in Section 11.1 of this Agreement.

Deferred Supply Amount shall have the meaning assigned to such term in Section 3.7(a) of this Agreement.

Discounted Asset Coverage Ratio means the Approved Facility Size at any given time divided by the Facility Utilization, expressed as a ratio.

Discounted Asset Coverage Test shall have the meaning assigned to such term in Schedule 9.4 of this Agreement.

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Disqualified Stock means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date that this Master Agreement terminates; provided, that any Equity Interest that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interest is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interest upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the date that this Agreement terminates shall not constitute Disqualified Stock if such Equity Interest provides that the issuer thereof will not redeem any such Equity Interest pursuant to such provisions prior to the repayment in full of the Secured Obligations.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Master Agreement shall be equal to the maximum amount that ESCO may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

Distributable Cash means on any date 100% of the funds remaining in the ESCO Revenue Account after funds on deposit in the ESCO Revenue Account on such date have been applied pursuant to Section 12.1(c)(xi) of this Agreement.

Dollar or $ means a dollar or other equivalent unit in such coin or currency of the U.S. as at the time shall be legal tender for the payment of public or private debts.

Early Termination Date means an Early Termination Date (as defined in the ISDA Agreement) resulting from a Termination Event (as defined within this Defined Terms Annex).

Early Termination Fee means, (a) during the period from the Effective Date to (but excluding) the first anniversary of the Effective Date, a fee equal to $3,000,000; (b) during the period from (and including) the first anniversary of the Effective Date to (but excluding) the second anniversary of the Effective Date, a fee equal to $2,000,000; (c) during the period from (and including) the second anniversary of the Effective Date to (but excluding) the Scheduled Maturity Date, a fee equal to $1,000,000; and (d) from and after the Scheduled Maturity Date, $0.

EDF Account shall have the meaning assigned to such term in Section 12.1(n) of this Agreement.

EDFT NA shall have the meaning assigned to such term in the preamble of this Agreement.

EDFT NA Marked to Market Exposure means, as of any date of determination, an amount determined by Originator or EDFT NA in respect of all Transactions under the ISDA Agreement, equal to the greater of (a) zero (0), and (b) either (i) for any date on or after the date such Transactions have been closed out and termination values determined in accordance with the ISDA Agreement, the net aggregate amount owed to EDFT NA under the ISDA Agreement

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following such termination, and (ii) for any date prior to the date referenced in clause (i), EDFT NA’s “Exposure” as of the date of determination, as determined pursuant to the Credit Support Annex to the ISDA Agreement.  Any amount of credit support posted by ESCO directly under the ISDA Agreement will be deducted from the amounts calculated in clause (b) above.

Effective Date means the date first set forth in this Agreement.

End Of Day shall have the meaning assigned to such term in Section 6.7(c) of this Agreement.

Equity Interests means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, limited liability company, or partnership, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

ERCOT means the Electric Reliability Council of Texas, Inc. or any successor and any successor or replacement entity or other entity, public or private, administering grid and transmission reliability and control for the power region in Texas currently administered by ERCOT.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder

ERISA Affiliate means any entity treated as under common control with ESCO for purposes of Section 4001(a)(14) of ERISA.

ERISA Event means (a) a reportable event (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan; (b) a withdrawal by ESCO or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) by ESCO or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon ESCO or any ERISA Affiliate.

ESCO shall have the meaning assigned to such term in the preamble of this Agreement.

ESCO Company Account means the account specified in Exhibit A to this Agreement as the ESCO Company Account, and any successor account of ESCO designated by ESCO as the ESCO Company Account and approved by Originator.

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ESCO Controlled Accounts means, collectively, the ESCO Revenue Account, the ESCO Customer Deposit Account, and any other deposit or investment account or postal box of ESCO over which Originator has control pursuant to a Control Agreement.

ESCO Customer Deposit Account means any account established to fulfill a requirement set forth in any rule or order of an applicable regulatory agency.

ESCO Revenue Account means the account or accounts with the Controlled Account Institution(s) specified in Exhibit A to this Agreement as the ESCO Revenue Account, and any successor account of ESCO designated by ESCO as the ESCO Revenue Account and approved by Originator for which Originator has springing control pursuant to a Control Agreement approved by Originator.

Event of Default means any event designated as an “Event of Default” under the Agreement.

Facility Utilization means, as of any time of determination, the sum of (i) the Credit Support Amount at such time; (ii) billed but unpaid receivables, and unbilled receivables owed to Originator or if applicable to EDFT NA at such time; (iii) the aggregate outstanding Deferred Supply Amounts at such time; (iv) the EDFT NA Marked to Market Exposure at such time; (v) all other liabilities or amounts due and payable by ESCO to Originator or EDFT NA, as applicable, at such time; and (vi) (a) TDSP, LDC, and similar utility, transmission or transportation entity charge amounts and deposits at such time, and (b) amounts owed to taxing authorities with respect to sales, local, gross receipts, “Public Utility Commission”, or other taxes at such time.

FERC means the Federal Energy Regulatory Commission or its successor.

First Priority Lien means a valid, perfected, first priority security interest, subject to Permitted Liens.

Fiscal Quarter means the fiscal quarters of ESCO ending on March 31, June 30, September 30 and December 31 of each calendar year.

Fiscal Year means the fiscal year of ESCO ending on December 31 of each calendar year.

Fixed Price Contract means each Customer Contract pursuant to which the sale of natural gas, electricity, capacity, RECs, Ancillary Services or other commodities or products is calculated by reference to a fixed price.

GAAP means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

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Gas Transactions means Transactions between EDFT NA and ESCO whereby EDFT NA sells natural gas to ESCO.

General and Administrative Expenses means, in respect of any Person, the amount of such Person’s scheduled compensation, residential/advertising, outside services, consulting fees, interest owed and other operating and general and administrative expenses (excluding non-cash amortization expense related to amortization of intangible assets, stock compensation expense, and bad debt and payments to Originator under this Agreement and payments to EDFT NA under the ISDA Agreement) in respect of such period which shall be incurred in the ordinary course of business.

Good Utility Practice means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric industry in the Applicable Markets during the relevant time period or any of the practices, methods, and acts that in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act, to the exclusion of all others, but rather, is intended to include acceptable practices, methods, and acts generally accepted in the Applicable Market.

Governmental Authority means any federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or non-commercial instrumentality, domestic or foreign.

Gross Margin per MWh or MMBtu (as applicable) means (A) with respect to Variable Price Contracts, the contract gross margin per MWh or MMBtu, which is determined by calculating an average unit margin using  ESCO’s then existing gross margin target pricing policy calculated as the retail sales price minus the wholesale energy cost, the applicable Commodity Fee, broker commissions, and any applicable charges for LDCs, local utilities, transporters, demand charges, and settlement charges and (B) with respect to Fixed Price Contracts, the retail sales price minus the wholesale energy cost (adjusted for current wholesale market prices, not at the previous hedged prices), the applicable Commodity Fee, broker commissions, LDCs, local utilities, transporters, demand charges, and settlement charges).

Guaranty means that certain Guaranty, dated as of the date hereof, by Summer Energy Holdings, LLC, as Grantor, in favor of Originator and EDFT NA.

Hedging Transaction means, with respect to any Person (i) any forward sale (prepaid or otherwise, including without limitation, any fixed forward priced transaction) of natural gas, electricity, oil, gas, minerals or RECs by such Person that is intended primarily as a borrowing of funds, excluding volumetric production payments, and (ii) any interest rate, currency, commodity or other swap, collar, cap, option or other derivative that is intended primarily as a borrowing of funds, or any combination of any of the foregoing, with the amount of the obligations of such Person thereunder being the net obligations of such Person thereunder.

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Indebtedness as applied to any Person, without duplication, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, (v) any Interest Hedging Obligations, (vi) consisting of Disqualified Stock, (vii) any Hedging Transaction in respect of such Person, and (viii) Capital Lease Obligations, in each of clauses (i) through (viii), whether or not any of the preceding items appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes (A) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or asset owned by such Person (whether or not such Indebtedness is assumed by the specified Person, but limited, in the case of Indebtedness that is nonrecourse to the credit of such Person, to the fair market value of such property or asset) and (B) to the extent not otherwise included, the guarantee or assumption of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

Information Technology Systems means all information technology systems used in the operation of the Retail Gas Business or Retail Power Business, including hardware, software, middleware, tools, databases, technical and business information, know-how or other data or information, related documents, registrations and franchises, licenses or leases for any of the foregoing and all license rights and all additions, improvements, enhancements and accessions thereto, and books and records describing or used in connection with any of the foregoing.

Initial Term shall have the meaning assigned to such term in Section 2.1 of this Agreement.

Inspection shall have the meaning assigned to such term in Section 6.6 of this Agreement.

Interest Hedging Obligations means, with respect to any specified Person, the net termination obligations, calculated as of any date of calculation as if such agreement were terminated as of such date, of such Person under: (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to manage interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

Investment means (i) any direct or indirect purchase or other acquisition by ESCO of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by ESCO to any other Person, including all indebtedness and accounts receivable from that other

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Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iii) any interest rate agreements or currency agreements.

IP Rights shall have the meaning assigned to such term in Section 5.14(a) of this Agreement.

ISDA Agreement means the 1992 ISDA Master Agreement dated as of May 1, 2018 between EDFT NA and ESCO, and the schedules, exhibits, and annexes thereto (including the Credit Support Annex) and any transaction or confirmation entered into thereunder, as amended, supplemented, or otherwise modified from time to time.

ISO means an independent system operator.

ISO Advance shall have the meaning assigned to such term in Section 3.4(b) of this Agreement.

ISO-NE means the Independent System Operator of New England Inc. or such entity that succeeds to the functions now performed by the Independent System Operator of New England Inc.

Intercreditor Agreement means a First Lien/Second Lien Intercreditor Agreement, dated as of the Effective Date, among Originator, EDFT NA, Blue Water Capital Funding, LLC and ESCO, in form and substance satisfactory to Originator.

Law means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority.

LDC means the natural gas distribution company that provides distribution and delivery services for the associated natural gas Customers.

Lien means any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

Local Business Day means every day that is not a Saturday, Sunday, federal holiday or a holiday that is customarily observed by the applicable Party.

London Banking Day means a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Material Adverse Effect means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of ESCO or any Subsidiary of ESCO, taken as a whole, or (ii) the material impairment of the ability of (A) Originator or EDFT NA to

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enforce its rights and remedies under the Secured Documents or (B) ESCO and its Affiliates to perform their obligations hereunder or under any Secured Documents, except to the extent any such change of effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally.

Maximum Approved Facility Size means $XXXX, as the same may be increased by Originator, in its sole discretion, following written request for such increase by ESCO.

Maximum Credit Support Amount means $XXXX plus the amount of any credit support posted to ISOs in accordance with Section 3.4.

Maximum Deferred Supply Amount means $XXXX.

Maximum General and Administrative Expenses means, as of each Bi-Monthly Payment Date, an amount equal to 75%, and a monthly sum total payment cap equal to 120%, of the General and Administrative Expenses budgeted for ESCO on a consolidated basis for such month in the applicable Annual Budget (as the same may be revised and increased or decreased following any quarterly review).

Maximum Lawful Rate means (a) the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws of the United States or of any other applicable jurisdiction, or (b) total interest the amount of which Originator could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the entire Term at, on any day, the maximum nonusurious rate of interest permitted for that day by the laws of the State of Texas, stated as a rate per annum.

Mirror Transaction shall have the meaning assigned to such term in Section 3.3(c) of this Agreement.

MISO means Midwest Independent Transmission System Operator, Inc. and any successor entity.

Monthly Compliance Report shall have the meaning assigned to such term in Section 6.7(c) of this Agreement.

Monthly Payment Date means the twenty-fifth (25th) day of each calendar month; provided that if such date is not a Local Business Day, the Monthly Payment Date shall be the first following day that is a Local Business Day.

Moody’s means Moody’s Investor Services, Inc. and its successors and assigns.

Multiemployer Plan means a “multiemployer plan” defined as such in Section 3(37) of ERISA (i) to which contributions have been made, or have been required to be made, by ESCO or any ERISA Affiliate, and (ii) that is covered by Title IV of ERISA.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXX INDICATES REDACTED LANGUAGE.

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NYISO means New York Independent System Operator, Inc. and any successor entity.

Operating Agreements means those agreements, arrangements, letter agreements, tariffs, operational orders, Permits, business practices, credit support agreements, and any other similar agreement maintained by ESCO or any Subsidiary of ESCO and any Applicable Market, any transmission and distribution service providers (or similar providers), gas utility, LDC, distribution or transportation entity or Governmental Entities, required for the operation of the Retail Gas Business or Retail Power Business.

Operating Expenses means, in respect of any period for any Person, the amount of such Person’s scheduled General and Administrative Expenses and other operating costs (excluding payments to Affiliates of ESCO and capital expenditures) in respect of such period which shall be incurred in the ordinary course of business.

Organizational Documents means the certificate of incorporation, charter, by laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, operating agreement, joint venture agreement, or other similar organizational instrument or document governing such entity.

Originator shall have the meaning assigned to such term in the preamble of this Agreement.

Outstanding Payable Amount means, at the time of determination, the aggregate of all amounts accrued and unpaid with respect to natural gas, electricity, capacity, RECs, Ancillary Services and any other commodities or products delivered in accordance with this Agreement and the ISDA Agreement, including deliveries made by EDFT NA.

Party and Parties shall each have the respective meanings assigned to such terms in the preamble of this Agreement.

Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by ESCO or any ERISA Affiliate or to which ESCO or any ERISA Affiliate contributes or has an obligation to contribute or with respect to which ESCO or any ERISA Affiliate has any direct or contingent liability, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permits means the licenses, permits, authorizations, approvals, orders, and consents issued by any of the Applicable Markets or any Governmental Authority that are required for ESCO to operate the Retail Power Business or the Retail Gas Business, as applicable.

Permitted Indebtedness means (a) Indebtedness created under this Agreement and the other Transaction Documents; (b) trade payables incurred and to be paid in the ordinary course of

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business; (c) Indebtedness under Interest Hedging Obligations; (d) Indebtedness in respect of Capital Leases and purchase money Indebtedness, and refinancings or renewals thereof, in an aggregate amount not to exceed $1,000,000 at any time outstanding; (e) Indebtedness in respect of performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Person in the ordinary course of business, including guarantees or obligations of any Person with respect to letters of credit supporting such performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed); (f) guarantees and other contingent obligations in respect of other Permitted Indebtedness; (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Local Business Days of incurrence; (h) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; (i) Indebtedness in respect of insurance premium financing for insurance being acquired by any Person under customary terms and conditions, in an aggregate amount not to exceed $100,000 at any time outstanding; (j) amounts owed to brokers, finders, and other referral sources for generating Customer leads and obtaining Customer Contracts, to the extent such amounts are paid by the applicable party within 60 days of the date due; (k) Indebtedness to any banking institution in respect of ACH transactions in connection with any deposit accounts maintained as part of the applicable party’s ordinary cash management program; (l) any reimbursement obligations arising from Required Letters of Credit; (m) Indebtedness of ESCO to any Subsidiary of ESCO, or of any Subsidiary of ESCO to ESCO or to any other Subsidiary of ESCO; (n) Indebtedness due and owing to Blue Water Capital Funding, LLC pursuant to the Loan Agreement, dated June 29, 2016, between ESCO and Blue Water Capital Funding, LLC, and related documentation in an amount not to exceed $5,000,000, which shall at all times be subordinate to all obligations to Originator and EDFT NA pursuant to the Intercreditor Agreement; and (o) other Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

Permitted Liens means (i) Liens created pursuant to the Security Documents, (ii)  Liens securing taxes, assessments, or governmental charges or levies that are not yet due and payable or are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; (iii) Liens arising out of judgments or awards not in excess of $150,000, but only so long as an appeal or proceeding for review is being prosecuted in good faith; (iv) Liens to secure deposits for the Applicable Market transmission and distribution services, statutory or regulatory obligations, and other obligations of a like nature incurred in the ordinary course of business; (v) Liens imposed by Requirements of Law or arising in the ordinary course of business, which Liens do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, (A) which do not in the aggregate materially detract from the value of the property of ESCO, taken as a whole, and do not materially impair the use thereof in the operation of the business of ESCO, taken as a whole, and (B) which, if they secure obligations that are then due and unpaid, are being contested in

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good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; (vi) Liens (other than any Lien imposed by ERISA) (A) imposed by applicable law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or (B) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, letters of credit, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien; (vii) Liens securing Indebtedness incurred pursuant to clause (d) of the definition of Permitted Indebtedness; provided that any such Liens attach only to the property (and proceeds thereof) being financed pursuant to such Indebtedness and do not encumber any other property of such Person; (viii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; (ix) Liens on property of a Person existing at the time such Person or such property is acquired or such person is merged with or into or consolidated with ESCO to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more favorable to the lienholders than such existing Lien; (x) licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business; (xi) Liens securing Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness; provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums relating thereto; (xii) Liens securing utilities in POR Markets; (xiii) Liens on amounts held in ESCO LC Cash Collateral Accounts securing Required Letters of Credit; (xiv) Liens on ESCO Vendor Payment Accounts in favor of the applicable third-party vendors or service providers; (xv) Liens in favor of Blue Water Capital Funding, LLC securing ESCO’s obligations under the Loan Agreement, dated June 29, 2016, between ESCO and Blue Water Capital Funding, LLC, and related documentation in an amount not to exceed $5,000,000; which shall at all times be subordinate to all Liens held by Originator and EDFT NA pursuant to the Intercreditor Agreement and (xvi) other Liens with respect to obligations that do not in the aggregate exceed $250,000 at any time outstanding.

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Permitted Tax Distribution means, as of each Tax Distribution Date, an amount equal to the greater of (a) (i) 40% and (ii) the combined effective federal and state income tax rate applicable to the majority of the holders of equity interest in ESCO multiplied by (b) the aggregate net taxable income attributable to ESCO for the preceding quarter.

Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

PJM means the PJM Interconnection, L.L.C. or such other entity that succeeds to the functions now performed by the PJM Interconnection, L.L.C.

Pledge Agreement means the Pledge Agreement, dated as of May 1, 2018, by and among ESCO and its corporate parent as grantors, and Originator and EDFT NA as secured party, as amended, supplemented, or otherwise modified from time to time.

POR Market(s) means markets where Customer Contract receivables are pledged for utility-based billing.

Potential Event of Default means an event, condition or circumstance which, with notice or the passage of time or both, would constitute an Event of Default.

Power Transactions means Transactions between EDFT NA and ESCO whereby EDFT NA sells power to ESCO.

Present Value of Contracts means the sum of components (1), (2), and (3) below:

(1) ValueF-FP = VF-FP x GMFP

(2) ValueF-VP-T = VF-VP-T x GMVP-T

(3) PVF-VP-MM = VF-VP-MM x GMVP-MM

The terms above have the following meanings:

ValueF-FPValue of Fixed Price Contracts

VF-FPFuture volumes under all Fixed Price Contracts

GMFPFixed Price Contract Gross Margin per MWh or MMBtu, which equals the retail sales price minus the wholesale energy cost (adjusted for current wholesale market prices, not at the previous hedged prices), the applicable Commodity Fee, broker commissions, LDCs, local utilities, transporters, demand charges, and settlement and any other similar charges.

ValueF-VP-T   Value of Variable Price Contracts

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VF-VP-T  Future volumes under all Variable Price Contracts

GMVP-TVariable Price Contract gross margin per MWh or MMBtu, which is determined by calculating an average unit margin using ESCO’s then existing gross margin target pricing policy calculated as the retail sales price minus the wholesale energy cost, the applicable Commodity Fee, broker commissions, and any applicable charges for LDCs, local utilities, transporters, demand charges, and settlement and other similar charges.

PVF-VP-MMValue of Variable Price Contracts that are month-to-month

VF-VP-MMFuture volumes under all Variable Price Contracts that are month-to-month for the next two (2) months’ service

GMVP-MMVariable Price Contract gross margin per MWh or MMBtu, which is determined by calculating a running three (3) month average unit margin (using ESCO’s then existing gross margin target pricing policy in the event there is insufficient information to determine such three (3) month average) calculated as the retail sales price minus the wholesale energy cost, the applicable Commodity Fee, broker commissions, and any applicable charges for LDCs, local utilities, transporters, demand charges, and settlement and other similar charges.

Proceeding(s) means any action, suit, proceeding (whether administrative, judicial or otherwise and including without limitation any regulatory proceeding), governmental investigation or arbitration.

Proposal shall have the meaning assigned to such term in Section 3.8 of this Agreement.

PUCs means state public utilities commissions.

RCE(s) means residential customer equivalent, which is a unit of measurement equivalent to, with respect to gas, 100 MMBtu per year, or with respect to electricity, 10 MWh per year without regard to contract duration or expiration.

REC means a renewable energy certificate.

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REC Transactions mean Transactions between EDFT NA and ESCO whereby EDFT NA sells RECs to ESCO.

Receivable means any Indebtedness and other obligations payable by any Customer to ESCO or any Subsidiary of ESCO under any Customer Contract or any right of ESCO or any Subsidiary of ESCO to payment from or on behalf of a Customer; provided that, security deposits from Customers held by ESCO or a Subsidiary of ESCO shall not constitute a Receivable.

Related Services mean products and services necessary to deliver electrical service and natural gas to the end use customers in any Applicable Market, including Ancillary Services and gas transportation services.

Renewal Term shall have the meaning assigned to such term in Section 2.1 of this Agreement.

Representatives shall have the meaning assigned to such term in Section 14.1(b) of this Agreement.

Required Letter of Credit means any letter of credit posted by ESCO or any of its Subsidiaries as required by any Applicable Market, any state utility commission, any transmission or transportation provider or distribution company or any other similar utility or otherwise funded pursuant to Section 3.4.

Requirements of Law means, with respect to any Person, the charter and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or directive or determination (including, without limitation, any judgment, injunction, order, award or decree) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

Retail Gas Business means (i) the business of providing natural gas to commercial and industrial Customers, and any business incidental or related thereto, and (ii) performing under the Transaction Documents and any activities incidental or related thereto to the extent not prohibited under the Transaction Documents.

Retail Power Business means (i) the business of providing retail power to commercial and industrial Customers, and any business incidental or related thereto, and (ii) performing under the Transaction Documents and any activities incidental or related thereto to the extent not prohibited under the Transaction Documents.

Risk Management Policy means the Risk Management Policy attached as Exhibit E to this Agreement, as may be amended from time to time in accordance with Section 6.13.

S&P means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business and any successor or successors thereto.

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Scheduled Maturity Date means through and including April 31, 2021.

Secured Documents means this Agreement, the ISDA Agreement (including any Confirmation thereunder), the Security Documents, and any other documents made, delivered, or given from time to time between or among (or for the benefit of) ESCO, any of its Affiliates, on the one hand, and Originator or any of its Affiliates, on the other hand, related to the foregoing named documents and agreements.

Secured Obligations means all obligations of ESCO or any Affiliate of ESCO to (i)  Originator or any of Originator’s Affiliates, or (ii) EDFT NA or any of EDFT NA’s Affiliates, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, arising under or owed under the terms of any and all Secured Documents (including post-petition interest or other obligations arising under the terms of any Secured Document for which ESCO obtains relief under bankruptcy or other laws providing for relief from creditors) and any renewals, extensions, increases or rearrangements of foregoing.

Security Agreement means the Security Agreement dated May 1, 2018 made by ESCO in favor of Originator and EDFT NA, as amended, supplemented, or otherwise modified from time to time.

Security Documents means the Credit Support Annex, the Security Agreement, the Pledge Agreement, the Control Agreements, the Guaranty, and any other agreements from time to time executed in favor of or delivered to Originator or EDFT NA granting, supporting, evidencing or consenting to a Lien or setoff rights to secure or support the Secured Obligations or to any rights of Originator or EDFT NA in connection therewith.

Solvent when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the value of its liabilities, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured, or unsecured.  The term “Solvency” shall have a correlative meaning.

Specified Potential Event of Default means a Potential Event of Default arising from either (i) the failure of ESCO or any of its Subsidiaries to make, when due, any payment under this

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Agreement or the ISDA Agreement or (ii) a proceeding instituted against ESCO, any of its Subsidiaries or any Credit Support Provider of ESCO seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or similar law affecting creditors’ rights.

Subsidiary with respect to any Person, means any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the board of directors or similar governing body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Summary Portfolio Settlement Report means a report summarizing net sales and supply volumes by month by zone and including a calculation of the expected cash to be realized by period and a daily Transaction listing, including, without limitation, net gain/loss on position/market price changes, new Power Transactions, new Gas Transactions, power and gas adjustments and curve shifts.

Supply Payment means amounts then due and payable to EDFT NA by ESCO for natural gas, electricity, capacity, RECs, Ancillary Services or other commodities or products delivered pursuant to any Gas Transaction, Power Transaction, Capacity Transaction or REC Transaction, as applicable, prior to any Early Termination Date with respect to such Transaction.

Tax Distribution Date shall have the meaning assigned to such term in Section 12.1(c)(iv) of this Agreement.

TDSP shall have the meaning assigned to such term in Section 6.16 of this Agreement.

Term shall have the meaning assigned to such term in Section 2.1 of this Agreement.

Termination Event means either a Termination Event or an Event of Default (each as defined in the ISDA Agreement) with respect to ESCO.

Three-Month LIBOR means, on any day, (a) the rate per annum appearing at Reuters Reference LIBOR01 page (or on any successor or substitute therefor provided by Reuters, providing rate quotations comparable to those currently provided on such page for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day (or, if such day is not a London Banking Day, on the first preceding London Banking Day) as the rate for dollar deposits with a maturity of three months; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Reuters Reference LIBOR01 (or any successor thereto or substitute therefor provided by Reuters), the rate per annum appearing on Bloomberg Financial Markets Service (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, on such day (or, if such day is not London Banking Day, on the first preceding London Banking Day) for a maturity of three months; and (c) if the

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rate specified in clause (a) of this definition does not so appear on Reuters Reference LIBOR01 (or any successor or substitute page provided by Reuters) and if no rate specified in clause (b) of this definition so appears on Bloomberg Financial Markets Service (or any successor or substitute page), the average of the interest rates per annum at which dollar deposits for a maturity three months are offered to major banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or, if such day is not London Banking Day, on the first preceding London Banking Day).

Transaction shall have the meaning assigned to such term in the ISDA Agreement.

Transaction Documents means the Secured Documents, the Intercreditor Agreement and the Organizational Documents of ESCO.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

Unbilled Receivables means, as of any date, all Receivables payable by Customers to ESCO or any of its Subsidiaries under Customer Contracts for which such Customers have not yet been invoiced.

Unwind Cash Posting Election shall have the meaning assigned to such term in Section 2.4(a) of this Agreement.

Unwind Period means the period from the earlier of the last day of the Term or the earlier termination of the Agreement through the Collateral Release Date.

U.S. means the United States of America.

Variable Price Contract means each Customer Contract pursuant to which the sale of natural gas, electricity, RECs, Ancillary Services or other commodities or products is calculated by reference to a variable price.

Weekly Compliance Certificate means a report delivered from ESCO to Originator reporting the Facility Utilization and Approved Facility Size in a form approved by Originator in its reasonable discretion.

Weighted Average Contract Life means the number of months from the date of determination to the date on which 50% of the aggregate volumes to be delivered by ESCO or any of its Subsidiaries to its Customers are expected to have been delivered.

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Exhibit A

ESCO Controlled Accounts and ESCO Company Account Numbers

ESCO Controlled Accounts

Summer Energy Northeast, LLC Operating Account

Comerica Bank

Account Number:

Summer Energy Northeast, LLC DACA Account

Comerica Bank

Account Number:

Summer Energy, LLC Operating Account

Comerica Bank

Account Number:

Summer Energy, LLC DACA Account

Comerica Bank

Account Number:

Signature Page to Energy Services Agreement – EDF and ESCO

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Exhibit B

Approved Customer Contracts

Customer Contracts on substantially similar terms and conditions with any of the Customer Contracts and forms thereof provided by ESCO to Originator in connection with Originator’s due diligence.

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Exhibit C

Credit Fees

Power Transactions:

$0.XXXX per MWh

Gas Transactions:

$0.XXXX per MMBtu

REC Transactions:

XXXX% times the total aggregate purchase price for any REC procured by EDFT NA under each REC Transaction, not to be greater than $0.XXX per MWh equivalent.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXX INDICATES REDACTED LANGUAGE

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Exhibit D

Credit and Collection Policy

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Exhibit E

Risk Management Policy

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Exhibit F

Compliance Reporting

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